                                                                Exhibit 99(b)(2)

                                 CONFORMED COPY

DATED                                                                       1999
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                           (1) UNITED NEWS & MEDIA PLC
                              as Original Borrower

                                     - and -

                                   (2) MAI PLC
                             UNITED FINANCE LIMITED
                        as Original Subsidiary Borrowers

                                     - and -

                        (3) CHASE INVESTMENT BANK LIMITED
                         LLOYDS BANK PLC CAPITAL MARKETS
                                  as Arrangers

                                     - and -

                       (4) LLOYDS BANK PLC CAPITAL MARKETS
                                as Facility Agent

                                     - and -

                          (5) LLOYDS BANK PLC NEW YORK
                           as Dollar Swing-Line Agent

                                     - and -

                (6) THE FINANCIAL INSTITUTIONS NAMED HEREIN
               as Revolving Banks and Dollar Swing-Line Banks

                      ------------------------------------

                                  MULTICURRENCY
                                REVOLVING CREDIT
                                    AGREEMENT
                              (pound)1,000,000,000

                      ------------------------------------

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                                    CONTENTS

1. INTERPRETATION..........................................................4

2. THE FACILITY...........................................................25

3. PURPOSE OF FACILITY....................................................28

4. CONDITIONS PRECEDENT TO AVAILABILITY OF FACILITY.......................28

5. CONDITIONS PRECEDENT TO EACH ADVANCE...................................28

6. UTILISATION OF THE FACILITY............................................29

7. ALTERNATIVE CURRENCIES.................................................33

8. INTEREST...............................................................34

9. DEFAULT INTEREST.......................................................35

10. MARKET DISRUPTION.....................................................36

11. REPAYMENT OF ADVANCES.................................................37

12. NETTING OF PAYMENTS...................................................37

13. PARTIAL PAYMENTS......................................................38

14. CANCELLATION AND PREPAYMENT...........................................38

15. PAYMENTS..............................................................40

16. TAXES.................................................................43

17. INCREASED COSTS.......................................................47

18. ILLEGALITY............................................................49

19. MITIGATION............................................................50

20. REPRESENTATIONS.......................................................51

21. FINANCIAL INFORMATION.................................................54

22. FINANCIAL CONDITION OF THE GROUP......................................56

23. COVENANTS.............................................................58

24. EVENTS OF DEFAULT.....................................................61

25. GUARANTEE.............................................................65

26. ACCESSION AND CESSATION OF SUBSIDIARY BORROWERS.......................69

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27. INDEMNITIES...........................................................70

28. FEES..................................................................72

29. COSTS AND EXPENSES....................................................73

30. THE AGENTS............................................................74

31. TRANSFERS.............................................................79

32. REDISTRIBUTION PROVISIONS.............................................82

33. CALCULATIONS AND EVIDENCE OF DEBT.....................................85

34. AMENDMENTS AND WAIVERS................................................86

35. NOTICES...............................................................88

36. PARTIAL INVALIDITY....................................................89

37. REMEDIES AND WAIVERS..................................................90

38. COUNTERPARTS..........................................................90

39. JURISDICTION..........................................................90

40. GOVERNING LAW.........................................................91

SCHEDULE 1................................................................92

   Part A.................................................................92

   The Revolving Banks....................................................92

SCHEDULE 1................................................................93

   Part B.................................................................93

   The Dollar Swing-Line Banks............................................93

SCHEDULE 2................................................................94

   Conditions Precedent...................................................94

SCHEDULE 3................................................................95

   Form of Drawdown Request...............................................95

SCHEDULE 4................................................................97

   Form of Novation Certificate...........................................97

THE SCHEDULE..............................................................99

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

SCHEDULE 5................................................................98

   Timetable..............................................................98

SCHEDULE 6................................................................99

   Mandatory Liquid Asset Costs Formula...................................99

SCHEDULE 7...............................................................101

   Form of Subsidiary Borrower's Accession Memorandum....................101

SCHEDULE 8...............................................................104

   Documents to Accompany Subsidiary Borrower's Accession Memorandum.....104

SCHEDULE 9...............................................................106

   Form of Subsidiary Borrower's Cessation Notice........................106

SCHEDULE 10..............................................................107

   Form of Compliance Certificate........................................107

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

THIS CREDIT AGREEMENT is made on                                            1999

BETWEEN:

(1)   UNITED NEWS & MEDIA PLC (the "Original Borrower");

(2) MAI PLC and UNITED FINANCE LIMITED ("UFL") (the "Original Subsidiary Borrowers" and each an "Original Subsidiary Borrower");

(3) CHASE INVESTMENT BANK LIMITED and LLOYDS BANK PLC CAPITAL MARKETS (the "Arrangers");

(4)   LLOYDS BANK PLC CAPITAL MARKETS (the "Facility Agent");

(5)   LLOYDS BANK PLC NEW YORK (the "Dollar Swing-Line Agent");

(6) THE FINANCIAL INSTITUTIONS named in Part A of Schedule 1 (the "Revolving Banks");

(7) THE FINANCIAL INSTITUTIONS named in Part B of Schedule 1 (the "Dollar Swing-Line Banks");

IT IS AGREED as follows:

1.    INTERPRETATION

      1.1   Definitions

            In this Agreement:

            "Acceding Subsidiary Borrower" means any Subsidiary of the Original Borrower provided that it has executed and delivered a Subsidiary Borrower's Accession Memorandum to the Facility Agent pursuant to clause 26.1 (Delivery of Subsidiary Borrower's Accession Memorandum) and delivered to the Facility Agent each of the documents set out in schedule 8 (Documents to accompany Subsidiary Borrower's Accession Memorandum) in respect of such Subsidiary in form and substance satisfactory to the Facility Agent;

            "Accounts" means the latest audited annual accounts of the Original Borrower or, if the same are prepared, the latest audited consolidated annual accounts of the Group;


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                                                                               4

            "Adjusted Share Capital and Reserves" means the aggregate as certified by the auditors of the Original Borrower of:

            (a) the amount paid up or credited as paid up on the issued share capital of the Original Borrower; and

            (b) the amount standing to the credit of the reserves of the Original Borrower and its Subsidiaries including share premium account and capital redemption reserve and plus or minus (as the case may be) the credit or debit balance on profit and loss account, all as shown by the Latest Consolidated Balance Sheet but after:

            (c) adjusting for any variation in such paid up share capital, share premium account and capital redemption and other reserves (excluding profit and loss account) and any variation in interests in Subsidiaries since the date of the Latest Consolidated Balance Sheet (for which purpose an issue or proposed issue of share capital for cash which has been underwritten shall be deemed paid up to the extent that the underwriters are liable for the issue and that such capital will be paid up within six months from the date on which such underwriting becomes unconditional);

            (d) deducting any amount distributed or proposed to be distributed out of the profits except to the extent that such distribution is attributable to the Original Borrower or any of its Subsidiaries or has been provided for in such consolidation; and

            (e) excluding any amounts attributable to minority interests in Subsidiaries, amounts provided for deferred taxation and amounts attributable to goodwill and any other intangible assets (other than publishing rights, titles and benefits) provided that there should be added back the amount of goodwill (but not other intangibles) that would have remained on such balance sheet if all goodwill had been carried on the balance sheet as an asset and amortised on a straight line basis over 20 years (or such longer period, as determined by the Original Borrower, as may be in accordance with generally accepted


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                                                                               5
                  accounting practice in the United Kingdom) such amount to be certified by the auditors of the Original Borrower.

            The determination of the auditors as to the amount of the Adjusted Share Capital and Reserves at any time shall, in the absence of manifest error, be conclusive and binding on all concerned and, for the purposes of their computation, the auditors may at their discretion make such further or other adjustments (if any) as they think fit;

            "Advance" means each Revolving Advance and each Dollar Swing-Line Advance made, or to be made, by a Revolving Bank or, as the case may be, by a Dollar Swing-Line Bank under this Agreement and any Overdue Amount payable to a Revolving Bank or, as the case may be, to a Dollar Swing-Line Bank;

            "Affiliate" means, in respect of any Person, a Subsidiary or Holding Company of such Person, or a Subsidiary of a Holding Company of such Person;

            "Agent" in the singular, means:

            (i) in respect of matters relating solely to Dollar Swing-Line Advances, the Dollar Swing-Line Agent; and

            (ii)  in respect of all other matters, the Facility Agent

            and, "Agents" shall mean both of them;

            "Agents' Fee Letter" means the letter of even date herewith addressed by the Facility Agent to the Original Borrower;

            "Alternative Currency" means any currency (other than Sterling and ECU) which is (if applicable, having regard to the amount being requested under this Agreement) freely transferable and convertible into Sterling in the London foreign exchange market;

            "Applicable Treaties" means, in relation to any bank or financial institution and an Obligor, such double tax treaties or conventions between the jurisdiction in which such bank or financial institution is resident for Tax purposes on the one hand and the jurisdiction in which the relevant Obligor is resident on the other;


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                                                                               6

            "Arrangers' Fee Letters" means the letters of even date herewith addressed by the Arrangers to the Original Borrower;

            "Authorised Signatory" means, in relation to any Person and any communication to be made, or any document to be executed or certified by that Person, any individual that has been duly authorised by that Person to make such communication or to execute or certify any documents on behalf of that Person;

            "Availability Period" means the period commencing on the later of 21 May 1997 and the date that the Facility Agent notifies the other Parties pursuant to clause 4 (Conditions Precedent to Availability of Facility) that each of the conditions precedent to the availability of the Facility have been satisfied and ending on the date falling one month before the Final Repayment Date (both dates inclusive);

            "Available Dollar Swing-Line Commitment" means, in relation to a Dollar Swing-Line Bank at any time and subject always to the provisions of clause 2.2, its Dollar Swing-Line Commitment less the aggregate principal amount of its Dollar Swing-Line Advances which are outstanding at such time adjusted, in the case of a proposed Utilisation only, so as to take into account:

            (a) any reduction in the Dollar Swing-Line Commitment of such Dollar Swing-Line Bank which will occur prior to the commencement of, or during, the Term relating to the proposed Utilisation consequent upon a cancellation of the whole or a part of that Dollar Swing-Line Bank's Dollar Swing-Line Commitment and/or (in its capacity as a Revolving Bank) Revolving Commitment under this Agreement;

            (b) the principal amount of any Dollar Swing-Line Advances which, pursuant to any other Drawdown Request, such Dollar Swing-Line Bank has been requested to make on or before the proposed Drawdown Date; and

            (c) the principal amount of any Dollar Swing-Line Advances which were made by such Dollar Swing-Line Bank and which are due to be repaid on or before the proposed Drawdown Date;

            "Available Dollar Swing-Line Facility" means, at any time, the aggregate of the Available Dollar Swing-Line Commitments at such time;


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                                                                               7

            "Available Revolving Commitment" means, in relation to any Bank at any time but subject always to the provisions of clause 2.2 , its Revolving Commitment less the aggregate Sterling Amount of its Advances which are outstanding at such time adjusted, in the case of a proposed Utilisation only, so as to take into account:

            (a) any reduction in the Revolving Commitment of such Revolving Bank which will occur prior to the commencement of, or during, the Term relating to the proposed Utilisation consequent upon a cancellation of the whole or a part of that Revolving Bank's Revolving Commitment under this Agreement;

            (b) the Sterling Amounts of any Advances which, pursuant to any other Drawdown Request, such Revolving Bank has been requested to make on or before the proposed Drawdown Date; and

            (c) the Sterling Amounts of any Advances which were made by such Revolving Bank and which are due to be repaid on or before the proposed Drawdown Date;

            "Available Revolving Facility" means, at any time, the aggregate of the Available Revolving Commitments at such time;

            "Banks" means the Revolving Banks and the Dollar Swing-Line Banks (each a "Bank");

            "Basle Paper" refers to the paper prepared by the Basle Committee on Banking Regulations and Supervisory Practice dated July 1988 (as amended in November 1991) entitled "International Convergence of Capital Measurement and Capital Standards";

            "Business Day" means a day (excluding a Saturday and Sunday) on which banks are open for business in London, and, if such reference relates to a date for the payment or purchase of any sum denominated in an Alternative Currency, a day on which banks are generally open to all business in the principal financial centre in the country or, as the case may be, countries of such Alternative Currency;

            "Borrowers" means, at any time, the Original Borrower and the Subsidiary Borrowers at such time and "Borrower" means any of them;


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                                                                               8

            "Certified Copy" means, in respect of any document, agreement or communication to be delivered in connection with this Agreement, a copy thereof which has been certified by an Authorised Signatory of the Person providing the document, agreement or communication as being a true copy of the original;

            "clause" refers, unless otherwise stated, to a clause of this Agreement;

            "Compliance Certificate" means a certificate substantially in the form set out at Schedule 10 (Form of Compliance Certificate);

            "Default" means an Event of Default or a Potential Event of Default;

            "Default Interest Period" is defined at clause 9.2 (Default
            Interest);

            "Dollars" and "$" means the lawful currency of the United States of America;

            "Dollar Swing-Line Advance" means any swing-line advance made, or to be made, by a Dollar Swing-Line Bank under this Agreement;

            "Dollar Swing-Line Commitment" means, in relation to a Dollar Swing-Line Bank, at any time and save as provided herein, the relevant amount set opposite its name in Part B of Schedule 1 (Banks and Commitments);

            "Dollar Swing-Line Facility" means the Dollar Swing-Line Facility granted to the Borrowers in this Agreement;

            "Dollar Swing-Line Rate" means, for any day, the rate per annum, determined by the Dollar Swing-Line Agent, which is the higher on such day of:

            (i)   the Reference Rate; and

            (ii) the aggregate of the Federal Funds Rate and 0.50 per cent. per annum;

            "Drawdown Date" means, in respect of an Advance, the date such Advance is made, or is proposed to be made, under this Agreement;

            "Drawdown Request" means a request substantially in the form set out at Schedule 3 (Form of Drawdown Request);


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                                                                               9

            "ECU" means a unit of account identical in currency composition to the European Currency Unit, being the unit of account for the time being used in the European Monetary System;

            "Event of Default" means one of the events specified in clause 24.1 (The Events of Default) as being an "Event of Default";

            "Existing Facilities" means each of:

            (i) the multi-currency revolving advances and Sterling acceptance credits facility of up to(pound)535,000,000 (increased to(pound)802,500,000 pursuant to an agreement to that effect dated 29 April 1996) and the Dollar advances facility of up to US$255,000,000 made available pursuant to a facilities agreement dated 8 February 1996 made between (i) United News & Media PLC as Borrower (ii) MAI PLC and MAI Finance Limited as Subsidiary Borrowers, (iii) The Chase Manhattan Bank (formerly known as Chemical Bank) and Lloyds Bank PLC Capital Markets Group as Arrangers, (iv) Lloyds Bank PLC as Agent and (v) the financial institutions named therein as Banks; and

            (ii) the revolving credit facility of up to(pound)150,000,000 and the term loan facility of up to(pound)150,000,000 made available pursuant to a facilities agreement dated 22 October 1996 made between (i) United News & Media PLC as Borrower,
                  (ii) MAI PLC and UFL as Subsidiary Borrowers, (iii) Chase Investment Bank Limited and Lloyds Bank PLC Capital Markets Group as Arrangers, (iv) Lloyds Bank PLC Capital Markets Group as Agent and, (v) the financial institutions named therein as Banks;

            "Facility" means the Revolving Facility and the Dollar Swing-Line Facility;

            "Facility Office" means,

            (i) in relation to the Facility Agent, the office identified with its signature below;

            (ii) in relation to the Dollar Swing-Line Agent, the office identified with its signature below;


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                                                                              10

            (iii) in relation to a Dollar Swing-Line Bank and Dollar Swing-Line
                  Advances to be made by it, the relevant office identified with its signature below (or, in the case of a New Bank, at the end of the Novation Certificate to which it is a party as New
                  Bank); and

            (iv) in relation to any Revolving Bank, the office identified with its signature below (or, in the case of a New Bank, at the end of the Novation Certificate to which it is a party as New
                  Bank);

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Dollar Swing-Line Agent from three federal funds brokers of recognised standing selected by it;

            "Fee Letters" means the Arrangers' Fee Letters and the Agents' Fee Letter when referred to together;

            "First Increase Date" means 9 June 1997 or such later date on which the Facility Agent is satisfied that the principal amount outstanding under the Existing Facilities does not exceed (pound)85,000,000 and there are no amounts available for drawing thereunder;

            "Final Repayment Date" means the date falling on the expiry of 60 months from 21 May 1997;

            "Finance Documents" means each of this Agreement, each Subsidiary Borrower's Accession Memorandum, each Subsidiary Borrower's Cessation Notice and the Fee Letters and "Finance Document" means any of them;


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                                                                              11

            "Finance Party" means, as the context requires, an Arranger, an Agent, a Manager, a Dollar Swing-Line Bank or a Bank and "Finance Parties" means each of them;

            "Financial Indebtedness" means, in relation to any Person, any obligation, whether incurred as a principal or as a surety, actual or contingent, present or future, for the payment or repayment of money, in respect of:

            (a) monies borrowed or monies raised by acceptance under an acceptance credit arrangement;

            (b) any note, bond (other than a performance bond issued in the ordinary course of trading by one Group Member in respect of the obligations of another Group Member), debenture, loan stock or other similar instrument;

            (c) receivables sold or discounted to the extent of any recourse to any Group Member;

            (d) the purchase price payable in respect of an asset, the payment of which is deferred where the deferred payment is arranged primarily as a method of finance or financing or refinancing the acquisition of the asset acquired;

            (e) payment obligations under hire purchase agreements, conditional sale agreements and finance leases, the primary purpose of which is to raise finance or to finance the acquisition of the relevant asset (but, for the avoidance of doubt, not including any liabilities arising under operating leases);

            (f) any interest rate swap, currency swap, currency exchange transaction, cap, floor, collar or option arrangement and any other hedging or treasury transaction (or any combination of any such transactions) which is entered into with a view to managing exposure to fluctuations in interest rates or currency exchange rates (the amount of such Financial Indebtedness in relation to any such transaction or arrangement shall be calculated by the mark-to-market valuation of such transaction at the time such valuation is carried out); and

            (g) any amount raised under any other transaction having, as a primary and not an incidental effect, the commercial effect of a borrowing or raising of money;

            provided that where the amount of Financial Indebtedness falls to be calculated:


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                                                                              12

            (i) Financial Indebtedness owed by one Group Member to another wholly-owned Group Member shall be excluded;

            (ii) no amount shall be taken into account more than once in the same calculation;

            (iii) when any amount required to be taken into account on any particular day is denominated or payable in a currency other than Sterling, that amount shall be converted into Sterling at the Rate of Exchange on that day for the purchase of such other currency;

            "Group" means the Original Borrower and its Subsidiaries;

            "Group Member" means a member of the Group;

            "Guarantor" means United News & Media PLC in its capacity as guarantor of the obligations of the Subsidiary Borrowers as contemplated pursuant to clause 25 (Guarantee) of this Agreement;

            "Holding Company" means, in respect of any Person, the company or corporation of which such Person is a Subsidiary;

            "Indebtedness" shall be construed so as to mean any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

            "Information Memorandum" means the paper so entitled dated March 1997 prepared by the Arrangers at the Original Borrower's request and on its behalf in connection with this Agreement;

            "Initial Financial Statements" means the audited consolidated accounts of the Original Borrower for the Financial Year ended 31 December 1996;

            "Interest Rate Fixing Day" means:

            (a) in the case of an Advance (other than an Advance denominated in Sterling or a Dollar Swing-Line Advance), the day falling two Business Days before that Advance's Drawdown Date; and


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                                                                              13

            (b) in the case of an Advance denominated in Sterling that Advance's Drawdown Date; and

            (c) in the case of an Overdue Amount (other than an Overdue Amount denominated in Sterling or a Dollar Swing-Line Advance), the day falling two Business Days before the commencement of the period for which the rate is to be determined in respect of such Overdue Amount; and

            (d) in the case of an Overdue Amount denominated in Sterling the first day of the period for which the rate is to be determined in respect of such Overdue Amount;

            "Latest Consolidated Balance Sheet" means, at any date, the then latest consolidated balance sheet forming part of the group accounts of the Original Borrower prepared for the purpose of the Companies Act 1985, as amended from time to time, which has been audited and has been reported on by the auditors as the main accounts of the Group, whether prepared in accordance with the historical cost convention or current cost convention or otherwise.

            "LIBOR" means in relation to any Revolving Advance or Overdue Amount, on any day, the London Interbank Offered Rate for deposits in the specified currency, being determined by the Facility Agent to be either:

            (i) the offered rate (if any) for the specified term which appears on page 3750 of the Telerate screen which displays British Bankers Association Interest Settlement Rates for deposits in the specified currency for the period for which such rate is to be determined at 11.00am London time on the relevant Interest Rate Fixing Day; or

            (ii) if no such display rate is then available for such period or currency the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest five decimal places) of the respective rates notified to the Facility Agent by each of the Reference Banks as the rate at which it is offered deposits in an amount approximately equal to the relevant Advance in the specified currency and for the specified term by prime banks in the London


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                                                                              14

                  Interbank Market at 11.00am London time on the relevant Interest Rate Fixing Day for the specified term,

            and for the purpose of this definition "specified currency" means the currency of such Revolving Advance or, as the case may be, Overdue Amount and "specified term" means the Term of such Revolving Advance or, as the case may be, in respect of an Overdue Amount, the Default Interest Period selected by the Facility Agent pursuant to clause 9 (Default Interest);

            "Majority Banks" means a Revolving Bank or group of Revolving Banks whose aggregate Revolving Commitments amount to more than sixty-six and two thirds per cent. of the Total Revolving Commitments or, if each Revolving Bank's Revolving Commitment has been reduced to zero, would have amounted in aggregate to more than sixty-six and two thirds per cent. of the Total Revolving Commitments, immediately prior to such reduction to zero;

            "Manager" means, as the context requires, an Arranger, a Lead Manager or a Manager and "Managers" means each of them;

            "Mandatory Liquid Asset Costs" means the cost calculated in accordance with Schedule 6 (Mandatory Liquid Asset Costs Formula) carried by a Bank of complying with the Mandatory Liquid Asset requirements of the Bank of England in relation to an Advance or an Overdue Amount denominated in Sterling;

            "Margin" means 0.20 per cent. per annum;

            "Material Adverse Effect" means an effect resulting from any occurrence of whatever nature (including without limitation any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which is materially adverse to the ability of:

            (i) the Original Borrower or any Subsidiary Borrower to comply with its obligations (other than its payment obligations) under the Finance Documents; or


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                                                                              15

            (ii) the Original Borrower to comply with its payment obligations under the Finance Documents (including, without limitation, pursuant to clause 25 (Guarantee));

            "month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the following calendar month, unless such corresponding day is not a Business Day, in which case it shall end on the next day which is a Business Day or, if there is not a corresponding day in that calendar month, the last Business Day in that calendar month;

            "New Bank" is defined at clause 31.2 (Banks);

            "Non-Recourse Indebtedness" means any Indebtedness of a Group Member, which is a single purpose company whose principal assets and business are constituted by a particular project (an "SPV") and, under the terms of such Indebtedness, payment (or repayment) thereof is to be made solely from the revenues arising out of such project with recourse for such payment only to (i) such revenues; and/or
            (ii) the assets of such SPV, and for the avoidance of doubt none of the liabilities of that SPV are directly or indirectly the subject of security or a guarantee, indemnity or any other form of assurance, undertaking or support from any other Group Member other than Security Interests granted by a Group Member over the shares of such SPV to secure the said Indebtedness;

            "Novation Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Novation Certificate);

            "Obligors" means the Borrowers and the Guarantor (each an "Obligor");

            "Overdue Amount" is defined at clause 9 (Default Interest);

            "Party" means any Person party to this Agreement;

            "Permitted Security Interests" means:

            (i) Security Interests in favour of the Banks in relation to the obligations of any Obligor under the Facility;


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                                                                              16

            (ii) Security Interests for which the Borrower has ensured, in a manner on each occasion satisfactory to the Majority Banks that the obligations of any relevant Obligor under this Agreement (i) share equally and rateably with the indebtedness or other obligations secured by any such Security Interest and that in the creation of such Security Interest express provision is made to such effect, or (ii) receive the benefit of a Security Interest on other assets or income of the Group which is, in the opinion of the Majority Banks, equivalent to that granted in relation to such other indebtedness or obligations;

            (iii) Security Interests for taxes due and any liens arising by operation of law or in the ordinary course of trade provided that in each such case the underlying obligation is not overdue for a period in excess of 30 days;

            (iv) Security Interests arising pursuant to conditional sale or other title retention arrangements relating to supplies made to any Group Member in the ordinary course of trading;

            (v) Security Interests given or arising over cash and marketable securities in the normal course of business of those Group Members whose principal business is securities broking;

            (vi) Security Interests arising in connection with any cash management or netting arrangement made between any banks or financial institution and any Group Member in the ordinary course of business;

            (vii) Security Interests created in the ordinary course of business over cash or debt securities provided as collateral to any bank, financial institution, stock exchange or clearing house for foreign exchange, swaps or other hedging transactions in the ordinary course of participating in such transactions;

           (viii) any Security Interests existing or future created over a deposit in connection with a back-to-back loan facility arrangement where (i) the deposit is in the same currency as the outstanding advances under the loan facility to which it relates and (ii) the amount of the deposit does not exceed the higher of (aa) the amount of the said loan facility and (bb) the aggregate amount of the advances outstanding under the said loan facility plus an amount equal to the aggregate


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                                                                              17
                  of the interest that will accrue on all such advances during the interest periods then current;

            (ix) the giving, simultaneously with or within ninety (90) days after the acquisition of shares or debentures of any person or entity, of any Security Interest for the unpaid purchase price of, or borrowed monies to purchase, such shares or debentures, on such share or debentures hereafter acquired and not heretofore owned by the Original Borrower or the relevant Subsidiary, provided that in each such case such Security Interest is limited to such acquired shares or debentures;

            (x) Security Interests which may exist over any property or other asset at the time when such property or other asset is acquired by the Original Borrower or the relevant Subsidiary or which may be created at the time of acquisition thereof to secure an amount not exceeding the purchase price thereof and interest thereon (but so that the principal amount thereby secured may not be increased);

            (xi) Security Interests (a) which may exist over any property or other assets of a body corporate or any of its Subsidiaries at any time when share capital of such body corporate is acquired by the Original Borrower, or the relevant Subsidiary, or (b) which may be created (if permitted by applicable law) at the time of such acquisition to secure an amount not exceeding the acquisition price of such share capital and interest thereon at then commercial rates (but so that, in the case of (a) or (b) the principal amount thereby secured may not be increased);

            (xii) Security Interests securing an aggregate principal amount not exceeding (pound)30,000,000 (or its equivalent in other currencies) over land and buildings owned directly or indirectly by United News & Media (Property Investments) Limited where the amount secured is raised to finance or refinance the acquisition or development of that land or buildings and where the indebtedness so secured is not guaranteed or secured by any Group Member; or


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                                                                              18

           (xiii) Security Interests created by any Group Member to secure any Non-Recourse Indebtedness;

            (xiv) Security Interests granted with the prior written consent of the Majority Banks from time to time; and

            (xv) Security Interests securing an aggregate principal amount not exceeding the higher of 5% of Adjusted Capital and Reserves and (pound)50,000,000 (or its equivalent in other currencies);

            "Person" shall include any person, firm, company, corporation, Government, State or agency of a State or any association or partnership (whether or not having a separate legal personality) of two or more of the foregoing;

            "Potential Event of Default" means an event which, with the passage of time, the giving of notice, or the making of any determination (or any combination of those three), will become an Event of Default;

            "Principal Subsidiary" means, at any time;

            (i) any Subsidiary of the Original Borrower (other than a Subsidiary which does not trade and acts solely as a Holding Company);

                  (a) whose turnover in any Financial Year is equal to or greater than six per cent. of the turnover of the Group in such Financial Year; or

                  (b) whose Profit before Interest and Tax in any Financial Year is equal to or greater than six per cent. of the Consolidated Profit before Interest and Tax of the Group in such Financial Year, each as determined by reference to the latest audited financial statements (or, in the case where under or in accordance with applicable law or accounting practice, audited accounts are not required or available, the latest accounts as incorporated in the most recent audited consolidated financial statements of the Group) of such Subsidiary and the latest audited consolidated financial statements of the Group, provided that, in the case of a Subsidiary acquired after the end of the Financial Year to which the latest relevant audited accounts related, the reference to the latest audited financial statements (or, as


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                                                                              19
                  the case may be, latest accounts as incorporated in the most recent audited consolidated financial statements of the Group) for the calculation above shall, until audited accounts for the financial period in which the acquisition is made are published, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its own latest audited accounts (or, as the case may be, latest accounts as so incorporated), adjusted as deemed appropriate by the auditors of the Original Borrower;
                  or

            (ii) any Subsidiary (other than a Subsidiary which does not trade and acts solely as a Holding Company) not falling within paragraph (i) above but which, as a result of any intra-group transfer or reorganisation would, adopting the test referred to in paragraph (i) above and as if the accounts referred to in such paragraph had been drawn up immediately following such transfer or reorganisation, be a Principal Subsidiary upon the completion of such transfer or reorganisation, and a report by the auditors of the Original Borrower that in their opinion a Subsidiary is or is not, or was or was not, at a particular time or during any particular period a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all the Parties hereto;

                  For the purposes of the above "Profit before Interest and Tax" of any Subsidiary shall be determined in accordance with "Consolidated Profit before Interest and Tax" in clause 22.2 (Financial definitions) but on an individual company basis only and by reference to the unconsolidated accounts of such Subsidiary by itself regardless of whether such Subsidiary itself has Subsidiaries.

            "Proportion" means, in relation to any Bank:

            (i) whilst no Advances are outstanding hereunder, the proportion borne by its Revolving Commitment to the Total Revolving Commitments (or, if the Total Revolving Commitments are then zero, by its Revolving Commitment to the Total Revolving Commitments immediately prior to their reduction to zero); or


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                                                                              20

            (ii) whilst at least one Advance is outstanding hereunder, the proportion borne by its share of the Sterling Amount of the Facility to the Sterling Amount of the Facility;

            "Qualifying Bank" means

            (a) in relation to any Utilisation by an Obligor resident in the United Kingdom, a Bank which is:

                  (i) a bank as defined in Section 840A of the Taxes Act and which is within the charge to UK Corporation Tax as regards any interest received by it under this Agreement; or

                  (ii) resident in a jurisdiction which has a double taxation treaty with the United Kingdom and under or by virtue of such treaty payments or principal and interest are exempted in full from retention, reduction, withholding or similar of or on account of any Taxes and which is not acting through a Facility Office in the United Kingdom; or

            (b) in relation to any Utilisation by an Obligor not resident in the United Kingdom, a Bank which, at the date such Bank gives its approval to such Obligor acceding to this Agreement as a Subsidiary Borrower pursuant to clause 26.1 (Delivery of Subsidiary Borrower's Accession Memorandum), or in the case of a Bank that becomes a party to this Agreement pursuant to a Novation Certificate, at the date such Bank signed such Novation Certificate would, if a payment of principal, interest or otherwise was made by such Obligor under this Agreement, be entitled by virtue of the laws of the jurisdiction of residence of the Obligor or by virtue of an Applicable Treaty to receive such payment from the Obligor without deduction or withholding of Tax;

            "Rate of Exchange" means, on any date, the Facility Agent's spot rate of exchange, at or about 10am on such date, for the purchase of Sterling with the relevant Alternative Currency;

            "Reference Banks" means the principal London offices of each of The Chase Manhattan Bank, and Lloyds Bank Plc or such additional or replacement banks as are appointed under clause 33.7 (Reference Banks);


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                                                                              21

            "Reference Rate" means for any day, the rate per annum which is the prime rate of Lloyds Bank Plc, New York as publicly announced from time to time, in effect on such date, it being expressly acknowledged:

            (i) that such prime rate is not intended to be the lowest rate of interest charged by Lloyds Bank Plc, New York in connection with extensions of credit to debtors; and

            (ii) any change in such prime rate shall be effective on and from the day on which it is announced or, if such announcement provides for such change to come into effect on a later day, on and from such later date;

            "Repayment Date" means, in relation to any Advance, the last day of its Term;

            "Requested Amount" means, in respect of a Drawdown Request, the principal amount requested to be borrowed under that Drawdown Request;

            "Revolving Advance" means save as otherwise provided herein, an advance made, or to be made, by a Revolving Bank pursuant to clause
            6.1 (Delivery of Drawdown Request);

            "Revolving Commitment" means, in relation to a Revolving Bank, at any time and save as otherwise provided herein, the relevant amount set opposite its name in Part A of Schedule 1 (Banks and Commitments);

            "Revolving Facility" means the multicurrency revolving credit Facility granted to the Borrowers in this Agreement;

            "Second Increase Date" means the date on which the Facility Agent is satisfied that principal amount outstanding under the Existing Facilities is zero and there are no amounts available for drawing thereunder;

            "Schedule" means, unless otherwise stated, a schedule of this Agreement;

            "Scheduled Time" means, in respect of any clause where such expression appears, the time set opposite such clause at schedule 5 (Timetable) under the heading "Scheduled Time";


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                                                                              22

            "Security Interest" shall be construed as a reference to a mortgage, charge, pledge, lien, security interest, conditional sale or other title retention agreement or other encumbrance securing any obligation of any Person;

            "Sterling" and "(pound)" means the lawful currency of the United Kingdom;

            "Sterling Amount" means, in relation to an Advance denominated in Sterling, the principal amount of such Advance and, in relation to any other Advance, the amount of Sterling which may be purchased with the principal amount of such Advance at the Rate of Exchange on the date falling three Business Days before that Advance's Drawdown Date;

            "Subsidiary" means:-

            (a) a subsidiary within the meaning of Section 736 of the Companies Act 1985; and

            (b) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985,

            in each case, as at the date of this Agreement;

            "Subsidiary Borrower's Accession Memorandum" means a memorandum in the form or substantially in the form, set out at Schedule 7 (Form of Subsidiary Borrower's Accession Memorandum) to be delivered by the Original Borrower to the Facility Agent pursuant to clause 26.1 (Delivery of Subsidiary Borrower's Accession Memorandum);

            "Subsidiary Borrower's Cessation Notice" means a notice in the form or substantially in the form set out at Schedule 9 (Form of Subsidiary Borrower's Cessation Notice) to be delivered by the Original Borrower to the Facility Agent pursuant to clause 26.3 (Cessation of Subsidiary Borrower);

            "Subsidiary Borrowers" means the Original Subsidiary Borrowers and any Acceding Subsidiary Borrower that has not ceased to be a Subsidiary Borrower pursuant to clause 26.3 (Cessation of Subsidiary Borrower) and "Subsidiary Borrower" means any of them;


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                                                                              23

            "Tax" shall be construed so as to include all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or amounts or charges of a similar nature, or any amount payable on account of, or as security for, any of the foregoing, including any penalties, fines, surcharges or interest payable in connection with such amounts, and "Taxes" and "Taxation" shall be construed accordingly;

            "Taxes Act" means the Income and Corporation Taxes Act 1988 as the same may have been or may from time to time be, amended or re-enacted.

            "Term" means, in relation to an Advance, the period for which such Advance is requested to be borrowed, as adjusted under this Agreement;

            "Total Dollar Swing-Line Commitments" means, at any time, the aggregate of the Dollar Swing-Line Banks' Dollar Swing-Line Commitments at that time;

            "Total Revolving Commitments" means, at any time, the aggregate of the Revolving Banks' Revolving Commitments at that time;

            "Utilisation" means a utilisation of the Facility; and

            "VAT" means value added tax.

      1.2   Construction

            Unless the contrary is indicated the following rules of construction shall apply to this Agreement:

            1.2.1 "including" means "including without limitation";

            1.2.2 references to the "winding-up", "dissolution" or
                  "administration" of a company or a corporation shall include any equivalent or analogous proceedings or proceedings having a similar effect thereto under the law of the place in which such company or corporation is incorporated or in which it carries on business;

            1.2.3 a "wholly-owned subsidiary" of a Person shall be construed as a reference to any Person which has no other members except that other Person and that


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                                                                              24
                  other Person's wholly-owned Subsidiaries or Persons acting on behalf of that other Person or its wholly-owned Subsidiaries;

            1.2.4 references to laws or regulations shall be construed as a reference to such laws or regulations as amended or re-enacted;

            1.2.5 a Bank may procure that its obligations to make a Revolving
                  Advance to a Borrower incorporated in a jurisdiction outside the United Kingdom or to make a Dollar Swing-Line Advance to any Borrower are performed by one of its Affiliates. In this event, references to that Bank in respect of any such Advance will, unless the context otherwise requires, be construed as a reference to that Affiliate. However, this will not prejudice the obligations of that Bank to the other Parties, and, for the purposes of its Available Dollar Swing-Line Commitment and its Available Revolving Commitment, that Bank and the Affiliate will be treated as a single Bank;

            1.2.6 references to any agreement or document, including this
                  Agreement (but not the Basle Paper), shall be construed as a reference to that agreement or document as amended, novated or supplemented;

            1.2.7 a person includes its successors and assigns;

            1.2.8 unless otherwise stated to the contrary, a time of day is a reference to London time;

            1.2.9 headings are for convenience only and shall be ignored in construing this Agreement; and

           1.2.10 references to the plural include the singular and vice versa.

2.    THE FACILITY

      2.1   The Facility

            Subject to and upon the terms and conditions of this Agreement, the Revolving Banks grant to the Borrowers a committed multicurrency revolving credit facility and the Dollar Swing-Line Banks grant to the Borrowers a Dollar swing-line facility.


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                                                                              25

      2.2   Commitments and Maximum amount outstanding

            2.2.1 The aggregate Sterling Amount of outstanding Advances shall not, at any time, exceed the Total Revolving Commitments at that time which, at the date of this Agreement, is (pound)775,000,000. On the First Increase Date, the Total Revolving Commitments shall be increased to (pound)825,000,000. On the Second Increase Date the Total Revolving Commitments shall be increased to (pound)1,000,000,000.

            2.2.2 Without prejudice to paragraph (a) above, the aggregate principal amount of Dollar Swing-Line Advances shall not, at any time, exceed the Total Dollar Swing-Line Commitments at that time which, at the date of this Agreement, is $200,000,000.

            2.2.3 The aggregate Sterling Amount of Revolving Advances made by a
                  Revolving Bank shall not, at any time, exceed that Bank's Revolving Commitment at that time.

            2.2.4 Without prejudice to paragraph (c) above, the aggregate principal amount of Dollar Swing-Line Advances made by a Dollar Swing-Line Bank shall not, at any time, exceed that Dollar Swing-Line Bank's Dollar Swing-Line Commitment at that time.

      2.3   Number of Utilisations

            A maximum of twenty Utilisations outstanding at any time.

      2.4   Change of currency

            2.4.1 If in any jurisdiction more than one currency or currency unit are at the same time recognised by the central bank (or analogous body) as the lawful currency of such jurisdiction and either an Advance is outstanding or has been requested under this Agreement at such time denominated in such currency, or the relevant jurisdiction is England and Wales, then:

                  2.4.1.1 any reference in this Agreement to, and any obligations arising under this Agreement in the currency of such jurisdiction as at the date of this Agreement shall be translated into, or paid in the


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                                                                              26
                            currency or currency unit of such jurisdiction agreed by the Original Borrower with the Facility Agent; and

                   2.4.1.2 any translation from one currency unit to another shall be at the official rate of exchange recognised by the central bank (or analogous body) of such jurisdiction for the conversion of that currency or currency unit into the other rounded up or down in accordance with any appropriate regulation.

            2.4.2 If a change in the currency of any jurisdiction to which paragraph (a) above applies occurs, this Agreement will be amended to the extent the Facility Agent (following consultation with the Original Borrower) reasonably specifies to be necessary to reflect the change in currency and to put each of the Finance Parties and the Obligors in the same position, so far as possible, that they would have been in if no change in currency had occurred. However, in no circumstances may any such changes to this Agreement or to any currency entitle any Party to be released from any of their respective obligations hereunder or to treat this Agreement as having been frustrated or materially altered such that this Agreement and/or any Advances made hereunder are thereby discharged whether by operation of law or due to the apparent non-satisfaction of any condition precedent to drawings.

      2.5   Nature of Banks' obligations and rights

            2.5.1 The obligations of each of the Banks under this Agreement are several. The failure of a Bank to perform any of its obligations will not:

                   2.5.1.1 increase the liability of any other Bank under this Agreement nor impose any liability on an Agent; or

                   2.5.1.2 relieve any other Party from their respective obligations under this Agreement.

            2.5.2 The rights of a Finance Party under this Agreement are several. A Finance Party may, except as otherwise stated in this Agreement, separately enforce those rights.


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                                                                              27

3.    PURPOSE OF FACILITY

      3.1 Each Advance shall be used for general corporate purposes (which includes the refinancing of the Existing Facilities).

      3.2 Without affecting the obligations of any Borrower under (a) above, no Finance Party shall be obliged to concern itself with the application of amounts raised by any Borrower under this Agreement.

4.    CONDITIONS PRECEDENT TO AVAILABILITY OF FACILITY

      No Borrower may deliver a Drawdown Request unless the Facility Agent has previously confirmed to the Original Borrower and each of the Banks that it has received all of the documents set out in Schedule 2 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Facility Agent.

5.    CONDITIONS PRECEDENT TO EACH ADVANCE

      5.1 The obligation of each Bank to participate in the first Advance hereunder is subject to the condition precedent that the Facility Agent shall have received evidence satisfactory to it that the principal amount outstanding under the Existing Facilities does not exceed the aggregate of (pound)85,000,000 and $80,000,000.

      5.2 The obligation of each Bank to participate in an Advance is subject to the further conditions precedent that, on both the date that the relevant Drawdown Request is delivered to the relevant Agent and the Drawdown Date for that Advance:

            5.2.1 no Default has occurred which is either continuing or has not been waived in writing by the Facility Agent pursuant to clause 34 (Amendments and Waivers); and

            5.2.2 the representations in clause 20 (Representations) which are to be repeated pursuant to clause 20.3 (Repetition of representations) on those dates are true and correct.


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                                                                              28

6.    UTILISATION OF THE FACILITY

      6.1   Delivery of Drawdown Request

            6.1.1 A Borrower may utilise the Revolving Facility and/or the
                  Swing-Line Facility by delivering to the Facility Agent or, as appropriate, the Dollar Swing-Line Agent, not later than the Scheduled Time, a duly completed Drawdown Request. Each Drawdown Request delivered to an Agent under this paragraph
                  (a) shall be copied to the other Agent.

            6.1.2 Each Drawdown Request delivered to the Facility Agent or, as appropriate, the Dollar Swing-Line Agent, shall oblige the relevant Borrower to borrow the Requested Amount on its Drawdown Date on the terms and conditions stated in this Agreement.

      6.2   Completion of Drawdown Request for Revolving Advances

            Each Drawdown Request in respect of Revolving Advances delivered to the Facility Agent pursuant to clause 6.1 (Delivery of Drawdown Request) shall be irrevocable and shall not be considered to have been duly completed unless it specifies:

            6.2.1 the proposed Drawdown Date for the making of the Revolving
                  Advances requested, which shall be a Business Day occurring during the Availability Period;

            6.2.2 the currency in which the proposed Revolving Advances are to be denominated which shall be either Sterling and/or an Alternative Currency;

            6.2.3 the Requested Amount, which shall be:

                6.2.3.1 if the Requested Amount is in Sterling, a minimum
                        amount of (pound)5,000,000, an integral multiple of (pound)1,000,000 and less than the Available Revolving Facility; or

                6.2.3.2 if the Requested Amount is in an Alternative Currency,
                        an amount comparable to the amount specified in paragraph (i) above which is less than the Available Revolving Facility; or


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                                                                              29

            6.2.4 an amount equal to the Available Revolving Facility;

            6.2.5 the Term of the Revolving Advances being requested, which shall be a period of one, two, three or six months (or such other duration as the Revolving Banks may have previously agreed in writing for such Revolving Advances) which will begin on the proposed Drawdown Date and end on a Business Day which is or precedes the Final Repayment Date; and

            6.2.6 the account to which the proceeds of the proposed Utilisation are to be paid.

      6.3   Completion of Drawdown Request for Dollar Swing-Line Advances

            Each Drawdown Request in respect of Dollar Swing-Line Advances delivered to the Dollar Swing-Line Agent pursuant to clause 6.1 (Delivery of Drawdown Request) shall be irrevocable and shall not be considered to have been duly completed unless it specifies:

            6.3.1 the proposed Drawdown Date for the making of the Dollar
                  Swing-Line Advances requested which shall be a Business Day occurring during the Availability Period;

            6.3.2 the Requested Amount, which shall be:

                6.3.2.1 a minimum amount of $5,000,000, an integral multiple of $1,000,000 and less than the lower of the Available Dollar Swing-Line Facility and the aggregate of the Available Revolving Commitments of those Revolving Banks that are also Dollar Swing-Line Banks; or

                6.3.2.2 an amount equal to the lower of the Available Dollar
                        Swing-Line Facility and the aggregate of the Available Revolving Commitments of those Revolving Banks that are also Dollar Swing-Line Banks;

            6.3.3 the Term of the Dollar Swing-Line Advances being requested which shall not exceed seven days, and shall end on a Business Day which is or precedes the Final Repayment Date;


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                                                                              30

            6.3.4 the account to which the proceeds of the proposed Utilisation are to be paid.

      6.4   Procedure for Dollar Swing-Line Advances

            In respect of each Dollar Swing-Line Advance each Dollar Swing-Line Bank shall, no later than the Scheduled Time:

            6.4.1 through its Facility Office make, or procure to be made, its
                  Dollar Swing-Line Advance available to the Dollar Swing-Line Agent in accordance with this clause 6 (Utilisation of the Facility); and

            6.4.2 advise the Dollar Swing-Line Agent by telephone, telefax or telex of the Federal Reserve Bank wire number or the CHIPS number (as applicable) effecting the transfer required by (a) above.

      6.5 Requested Amount exceeds Available Revolving Facility or Available Dollar Swing-Line Facility

            If the Requested Amount stipulated in a Drawdown Request would, whether as a result of the Rate of Exchange applicable to the Advances requested under that Drawdown Request or otherwise, exceed the Available Revolving Facility or, as the case may be, the Available Dollar Swing-Line Facility, the Requested Amount shall be deemed to be equal to the Available Revolving Facility or, as the case may be, the Available Dollar Swing-Line Facility.

      6.6   Amount of each Bank's Advance

            6.6.1 The amount of each Revolving Bank's Revolving Advance and each
                  Dollar Swing-Line Bank's Dollar Swing-Line Advance will, subject to the terms of this Agreement, be the proportion of the Requested Amount which its Available Revolving Commitment or, as the case may be, Available Dollar Swing-Line Commitment bears to the Available Revolving Facility or, as the case may be, Available Dollar Swing-Line Facility on the date the Facility Agent or, as the case may be, the Dollar Swing-Line Agent receives the relevant Drawdown Request.

            6.6.2 No Revolving Bank or, as the case may be, Dollar Swing-Line
                  Bank shall be required to make its Advance if its Revolving Commitment or its Dollar


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                                                                              31

                  Swing-Line Commitment will be fully cancelled under this Agreement either prior to, or during, the Term of the requested Advance.

      6.7   Notification by Agents

            6.7.1 The Facility Agent or, as the case may be, Dollar Swing-Line
                  Agent shall, not later than the Scheduled Time, notify each Revolving Bank or, as the case may be, Dollar Swing-Line Bank by telephone (in the case of the Dollar Swing-Line Agent only) to be confirmed no later than the Scheduled Time by telefax or letter of the details of the requested Revolving Advances or, as the case may be, Dollar Swing-Line Advances and the principal amount of that Revolving Bank's or, as the case may be, Dollar Swing-Line Bank's Advance.

            6.7.2 If a Revolving Bank's Revolving Commitment or a Dollar
                  Swing-Line Bank's Dollar Swing-Line Commitment is reduced in accordance with this Agreement after the Facility Agent or, as the case may be, the Dollar Swing-Line Agent has received a Drawdown Request, then such part of the proposed Utilisation as is attributable to that Revolving Bank or, as the case may be, that Dollar Swing-Line Bank and exceeds its Available Revolving Commitment or, as the case may be, its Available Dollar Swing-Line Commitment (as so reduced) shall not be made and the amount of such Utilisation shall be reduced accordingly.

      6.8   Making of Advances

            Subject to the terms and conditions of this Agreement, each Revolving Bank shall make its Revolving Advance available to the Facility Agent and each Dollar Swing-Line Bank shall make its Dollar Swing-Line Advance available to the Dollar Swing-Line Agent in accordance with clause 15 (Payments) and, in the case of a Dollar Swing-Line Advance, clause 6.4 (Procedure for Dollar Swing-Line Advances) on the relevant Drawdown Date.


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

7.    ALTERNATIVE CURRENCIES

      7.1   Revolving Bank's inability to fund

            If a Borrower has delivered a Drawdown Request for Revolving Advances to be denominated in an Alternative Currency a Revolving Bank may, not later than the Scheduled Time, notify the Facility Agent that it does not agree to such request because, in that Revolving Bank's considered and reasonable opinion:

            7.1.1 it would be unable, because of circumstances affecting the
                  London Interbank Market generally, to obtain matching deposits in that Alternative Currency in the London Interbank Market at the required time and in sufficient amounts to fund its Advance; or

            7.1.2 it is, or would be, unlawful (whether by reason of that
                  Revolving Bank's inability to obtain exchange control consent or any governmental or other approval or authorisation) to make, fund or permit to remain outstanding the proposed Advance; or

            7.1.3 provided that the Facility Agent has, in respect of that
                  Utilisation, been notified by a group of Revolving Banks (including that Revolving Bank) to whom in aggregate fifty per cent. or more of the Sterling Amount of the outstanding Advances is (or, if the requested Advance was made, would be) owed that LIBOR will not, because of circumstances affecting the London Interbank Market generally, reflect the cost to that Revolving Bank of obtaining deposits in such Alternative Currency for the Term of such Advance, then clause 7.2 (Notification by Facility Agent) shall apply.

      7.2   Notification by Facility Agent

            If a Revolving Bank gives notice under clause 7.1 (Revolving Bank's inability to fund), it is not required to make an Advance in the requested Alternative Currency, but shall, instead make an Advance denominated in Sterling on the relevant Drawdown Date in an amount equal to the Sterling Amount of such Advance and for the same Term. The Facility Agent shall, not later than the Scheduled Time, inform the relevant Borrower if


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

            any Advances are to be made in Sterling pursuant to the provisions of this clause 7 (Alternative Currencies).

8.    INTEREST

      8.1   Interest rate

            8.1.1 The rate of interest which shall accrue on each Advance (other than a Dollar Swing-Line Advance) for its Term is the rate, per annum, determined by the Facility Agent to be the aggregate of LIBOR, the Margin and, in respect of any Advance denominated in Sterling, the Mandatory Liquid Asset Costs applicable to that Advance.

            8.1.2 The rate of interest applicable to a Dollar Swing-Line Advance shall be the rate per annum determined by the Dollar Swing-Line Agent in accordance with this Agreement to be the Dollar Swing-Line Rate from time to time during its Term.

      8.2   Due date

            Save as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower in arrear on that Advance's Repayment Date and, if the Term of an Advance exceeds six months, on the expiry of each period of six months during its Term.

      8.3   Duration

            Interest on any Advance shall accrue from (and including) the Drawdown Date for that Advance to (but excluding) its Repayment Date.

      8.4   Notification of LIBOR and Dollar Swing-Line Rate

            8.4.1 The Facility Agent shall promptly notify the relevant Borrower and the Revolving Banks of any determination of LIBOR made by it under this Agreement;


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

            8.4.2 The Dollar Swing-Line Facility Agent shall promptly notify the relevant Borrower and the Dollar Swing-Line Banks of any determination of the Dollar Swing-Line Rate made by it under this Agreement.

9.    DEFAULT INTEREST

      9.1 If any Obligor fails to pay any amount payable by it under this Agreement on the due date (the unpaid balance being an "Overdue Amount"), that Obligor shall pay default interest on the Overdue Amount from (and including) the due date to (but excluding) the date such Overdue Amount is repaid in full, both before and after judgment.

      9.2   Default interest shall be payable:

            9.2.1 on an Overdue Amount (that is not all or part of a Dollar
                  Swing-Line Advance) at a rate, per annum, equal to one per cent. plus the Margin and, LIBOR and, in respect of any Overdue Amount denominated in Sterling, the Mandatory Liquid Asset Costs applicable to that Overdue Amount; and

            9.2.2 if such Overdue Amount is all or part of a Dollar Swing-Line
                  Advance or any interest which shall have accrued under this Agreement in relation thereto, then such Overdue Amount shall bear interest at the rate per annum which is the sum of one per cent. and the Dollar Swing-Line Rate.

      9.3 The period during which an Overdue Amount is outstanding shall be divided into successive periods (each a "Default Interest Period"), each of which (apart from the first) shall start on the last day of the preceding Default Interest Period. The duration of each Default Interest Period shall (save as provided at paragraph (d) below) be selected by the Facility Agent having regard, where possible, to the likely date that the relevant Overdue Amount will be repaid in full.

      9.4 If any Overdue Amount corresponds to the principal amount payable in respect of an Advance which has become repayable prior to its Repayment Date, the first Default Interest Period which shall be selected by the Facility Agent shall be of a duration equal to the unexpired portion of the Term of such Advance. The rate of the default interest payable in respect of such Overdue Amount during that unexpired period shall be one per cent. (1%) over the rate which would have been applicable to such Advance had it not so fallen due.


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

      9.5 If less than two of the Reference Banks are offering deposits in the currency in which an Overdue Amount (that is not all or part of a Dollar Swing-Line Advance) is denominated, the rate of default interest in respect of such Overdue Amount shall be equal to one per cent. (1%), the Margin, the cost to each of the Reference Banks (expressed as a percentage rate per annum) of funding that Overdue Amount for the applicable Default Interest Period and, in respect of any Overdue Amount denominated in Sterling, the Mandatory Liquid Asset Costs applicable to that Overdue Amount.

      9.6 Any interest which shall have accrued under this clause 9 (Default Interest) in respect of an Overdue Amount shall be payable on demand and, if not paid, compounded at the end of its then current Default Interest Period.

10.   MARKET DISRUPTION

      10.1 If paragraph (ii) of the definition "LIBOR" applies and the Facility Agent is unable to determine LIBOR in relation to any requested Revolving Advance for the purposes of this Agreement as a result of less than two Reference Banks' supplying the required quotations, the Facility Agent shall promptly notify each of the other Parties.

      10.2  If the requested Revolving Advances were to be denominated:

           10.2.1 in an Alternative Currency, such Revolving Advances shall not be made; or

           10.2.2 in Sterling, the requested Revolving Advances will, subject to the terms and conditions of this Agreement, be made by the Revolving Banks, have a Term of one month and bear interest during their Term at the rate determined by the Facility Agent to be the aggregate of the Margin plus the rate determined by each Revolving Bank before the Repayment Date of their Advance to be the rate which expresses (as a percentage rate per annum) the cost to that Revolving Bank of funding its Advance from whatever source it may select (acting reasonably).

      10.3 If the Facility Agent requires, within three Business Days of the Facility Agent giving a notice under paragraph (a), the Facility Agent and the Original Borrower will enter into negotiations with a view to agreeing a substitute basis for determining the rate of interest which may be applicable to any future Revolving Advances. Any substitute


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

            basis that is agreed shall be confirmed in writing, be deemed to be a term of this Agreement, take effect in accordance with its terms and be binding on the Parties. The Facility Agent confirms to the Revolving Banks that it will not agree to any substitute basis without the prior consent of each Revolving Bank.

      10.4 If, in relation to any Dollar Swing-Line Advance, no Federal Funds Rate is available, the Dollar Swing-Line Agent shall notify the relevant Borrower and each of the Dollar Swing-Line Banks of the event and such Dollar Swing-Line Advance shall bear interest during its Term at the Reference Rate.

11.   REPAYMENT OF ADVANCES

      The Borrower shall repay each Advance made to it in full on its Repayment Date. Subject to the terms and conditions of this Agreement, any amounts repaid may, during the Availability Period, be reborrowed. All outstanding Advances, together with accrued interest thereon and any other amounts payable to the Banks under this Agreement shall be repaid in full on the Final Repayment Date.

12.   NETTING OF PAYMENTS

      12.1 If the Repayment Date of a Revolving Advance made to a Borrower coincides with the Drawdown Date of another Revolving Advance being made to that Borrower and the Revolving Advances are denominated in the same currency, the Facility Agent may apply any amount which would otherwise have been paid to, or credited to, that Borrower's account under this Facility Agreement in or towards the discharge of amounts payable by that Borrower under this Agreement on that date (other than amounts that relate solely to Dollar Swing-Line Advances, which shall not, for the avoidance of doubt, include any commitment commission).

      12.2 If the Repayment Date of a Dollar Swing-Line Advance made to a Borrower coincides with the Drawdown Date of another Dollar Swing-Line Advance being made to that Borrower the Dollar Swing-Line Agent may apply any amount which would otherwise have been paid to or credited to that Borrower's account under this Agreement in or towards the discharge of amounts payable by that Borrower under this Agreement on that date that relate solely to Dollar Swing-Line Advances.


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

13.   PARTIAL PAYMENTS

      If an Agent receives a payment which is insufficient to discharge all the amounts due and payable by an Obligor under this Agreement on the day such payment is received, such Agent shall apply that payment in or towards the discharge of the Obligors' obligations under this Agreement in the following order:

      13.1 firstly (and at its discretion), in or towards payment of any unpaid costs and expenses of the Agents incurred by them in connection with this Agreement;

      13.2 secondly, in or towards payment (pro rata) of any unpaid fees under clause 28 (Fees);

      13.3 thirdly, in or towards payment (pro rata) of any unpaid interest (including default interest);

      13.4 fourthly, in or towards repayment (pro rata) of any unpaid principal; and

      13.5 fifthly, in or towards payment of any other amounts due and payable to the relevant Obligor under this Agreement.

14.   CANCELLATION AND PREPAYMENT

      14.1  Cancellation of Total Revolving Commitments

            The Original Borrower may, by giving to the Facility Agent not less than 5 Business Days' prior notice to that effect, cancel the whole or any part (being a minimum amount of (pound)10,000,000 and an integral multiple of (pound)5,000,000) of the Total Revolving Commitments. Any such cancellation shall reduce the Revolving Commitment of each Revolving Bank pro rata.

      14.2 Cancellation and prepayment of a Revolving Bank's Revolving Commitment and repayment of its Advances

           14.2.1 If any Obligor is required to make any additional payment to a Bank pursuant to clause 16 (Taxes) or any Bank claims indemnification under clause 16 (Taxes) or clause 17 (Increased Costs), the Original Borrower may, provided that the relevant circumstances are still continuing, serve a notice on that


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

                  Bank, through the Facility Agent, whereupon that Bank's Revolving Commitment shall immediately be cancelled.

           14.2.2 Five Business Days after the date of service of any such notice, (unless the Original Borrower had stated in such notice that the provisions of this paragraph (b) would not apply) each Borrower shall repay each outstanding Advance (including, for the avoidance of doubt, if such Bank is also a Dollar Swing-Line Bank, each outstanding Dollar Swing-Line Advance made to it by that Bank or that Bank's Affiliate in its capacity as a Dollar Swing-Line Bank) made to it by that Bank together with accrued interest thereon and any other amounts payable by that Borrower to that Bank under this Agreement, including any amount payable in respect of breakage costs on the amount prepaid pursuant to clause 27.1.2 (Broken funding).

      14.3  Cancellation - Dollar Swing-Line Banks

            If a Bank is also a Dollar Swing-Line Bank or such Bank is an Affiliate of a Dollar Swing-Line Bank, any cancellation of the Bank's Revolving Commitment shall, for the avoidance of doubt, apply to its and/or its Affiliate's Dollar Swing-Line Commitment accordingly and any cancellation of such Bank's Revolving Commitment shall reduce such Bank's and/or its Affiliate's Dollar Swing-Line Commitment rateably.

      14.4  Voluntary prepayment

            Any Borrower may, on giving not less than 5 Business Days' prior notice to the Facility Agent and subject to clause 27.1.2 (Broken Funding), prepay the Revolving Advances or any part thereof such that the Sterling Amount so prepaid is in a minimum amount of (pound)10,000,000 and an integral multiple of (pound)5,000,000. Any amount so notified shall be due and payable on expiry of such notice together with interest accrued thereon and any other sums then due and payable under this Agreement.

      14.5  Notices of prepayment/cancellation

           14.5.1 Any notice of prepayment and/or cancellation delivered under this Agreement is irrevocable.


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

           14.5.2 Each notice shall specify the date upon which such cancellation and/or prepayment is to be made and the amount of such cancellation and/or prepayment.

      14.6  Notification of Bank(s)

            The Facility Agent shall notify the relevant Bank(s) and, if applicable, the relevant Dollar Swing-Line Bank(s) promptly upon receipt of any notice of cancellation and/or prepayment.

      14.7  Only method

            No payment, prepayment or cancellation (with respect to this Agreement) is permitted other than in accordance with the provisions of this Agreement.

15.   PAYMENTS

      15.1  To Facility Agent and Dollar Swing-Line Agent

            On each date that a Party (other than the Facility Agent or the Dollar Swing-Line Agent) is obliged to make a payment under this Agreement, that Party shall make the same available to the Facility Agent or, as the case may be, the Dollar Swing-Line Agent;

           15.1.1 if the amount is denominated in Sterling, by payment in Sterling in immediately available, freely transferable, cleared funds, to the Facility Agent's account number 0002727 with Lloyds Bank Plc, Treasury Division, Faryners House, PO Box 545, 25 Monument Street, London EC3R 3BP (Quoting CHAPS Sort Code 30-15-57) or such other account as the Facility Agent may have specified for this purpose; or

           15.1.2 if the amount is denominated in Dollars and relates to, or is in respect of the Dollar Swing-Line Facility by payment in Dollars and in same day funds (or in such funds as may for the time being be customary in New York City for the settlement in New York City of international banking transactions in Dollars) to the Dollar Swing-Line Agent at Bank of America International, New York account Lloyds Bank Plc, Miami, ABA code 026 009 593, account number 655 010 1938 reference New York/United News & Media or such


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

                  other account as the Dollar Swing-Line Agent may have specified for this purpose; or

           15.1.3 if the amount is denominated in Dollars and paragraph (b) above does not apply by payment in Dollars and in same day funds (or in such funds as may be customary in New York City for the settlement in New York City of international banking transactions in Dollars) to the Facility Agent at Bank of New York, 1 Wall Street, New York, NY, USA, Account 890 0047 003 in the name of Lloyds Bank Plc, Loans Administration, reference UNM or such other account as the Facility Agent may have specified for this purpose; or

           15.1.4 if the amount is denominated in an Alternative Currency (other than Dollars), by payment in such Alternative Currency and in immediately available, freely transferable, cleared funds to such account with such bank in the principal financial centre of the country of such Alternative Currency as the Facility Agent shall have specified for this purpose.

      15.2  Distribution by Agents

           15.2.1 If an Agent receives a payment for the account of another Party in connection with this Agreement, such Agent shall make that payment available to such Party for value the same day by transfer to such account of such Party with such bank in the principal financial centre of the country of the currency of such payment as that Party shall have previously notified to that Agent in writing for this purpose.

           15.2.2 If a sum is paid under this Agreement to an Agent for the account of another Party, such Agent shall not be obliged to pay that amount to that Party until such Agent has established, to its satisfaction, that it has actually received and retained that sum.

           15.2.3 Each Agent may, but shall not be obliged to, assume that it has received and retained all amounts payable to it under this Agreement on the due date and, in reliance on that assumption, make available to the relevant Party a corresponding amount. If, however, such a sum has not been received and retained by such Agent the relevant Party shall, on demand by such Agent


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

                  promptly refund the corresponding amount to such Agent together with interest on that amount from (and including) the date of payment by such Agent to (but excluding) the date such amount is repaid to such Agent in full, at a rate calculated by such Agent so as to reflect its cost of funding such payment.

      15.3  Currency of payment

           15.3.1 A repayment and/or prepayment of an Advance shall be made in the currency in which such Advance is denominated.

           15.3.2 Each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated.

           15.3.3 Any payment made in respect of costs, expenses or Taxes shall be made in the currency in which it is incurred and each payment made pursuant to clause 16 (Taxes) or clause 17 (Increased Costs) shall be made in the currency in which it was incurred or as specified by the Party making the claim.

           15.3.4 Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in Sterling.

      15.4  Set-off and counterclaim

           15.4.1 All payments required to be made by any Obligor under this Agreement shall be made without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

           15.4.2 Each Obligor authorises each Bank after the occurrence of an Event of Default and whilst the same is continuing to apply any credit balance to which that Obligor is entitled on any account of that Obligor with that Bank in satisfaction of any sum due and payable from that Obligor to that Bank under this Agreement but unpaid. Each Bank is, accordingly, authorised to purchase with any credit balance of any such account such other currencies as may be necessary to effect such application. No Bank shall be obliged to exercise any right given to it by this paragraph (b).


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

16.   TAXES

      16.1  Payment of Taxes

           16.1.1 All payments to be made by the Obligors under or in respect of this Agreement shall be made free and clear of and without any deduction or withholding of Tax.

           16.1.2 If an Obligor is required to make any deduction or withholding of Tax, that Obligor shall:

               16.1.2.1 promptly notify the Facility Agent of the amount
                        which it is required to deduct or withhold; and

               16.1.2.2 pay such additional amounts as are necessary to
                        ensure that the relevant Finance Party receives and retains a net amount equal to the full amount which it would have received had the payment not been made subject to a deduction or a withholding.

      16.2  Tax indemnity

            Without prejudice to the provisions of clause 16.1 (Payment of Taxes), if any Finance Party, or any other Person through which a payment relating to this Agreement is made, is required to make any payment on account of Tax (other than Tax on the net income of its Facility Office imposed by the Tax authorities in the jurisdiction in which it is incorporated or in which its Facility Office is located or, in respect of any Person, on its net income imposed by the Tax authorities in the jurisdiction in which it is incorporated or through which payment is made) on or in relation to any sum received or receivable under this Agreement by that Finance Party, or any other Person through which such a payment is made, the relevant Obligor shall, upon demand by the Facility Agent, indemnify the relevant Finance Party against such payment, together with any interest, penalties and expenses payable or incurred in connection therewith (otherwise than any such interest, penalties or expense payable or incurred by virtue of unreasonable delay on the part of the relevant Finance Party in remitting to a tax authority an amount paid to it by an Obligor or in notifying the relevant Obligor of any assessment or other notification of an amount payable received from a tax authority).


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

      16.3  Notification of claims

            Without prejudice to clause 16.2 (Tax indemnity), if the relevant Obligor so requests, the relevant Finance Party shall notify the relevant Obligor of the reason for making a claim under clause 16.2 (Tax indemnity) and provide, in reasonable detail, the calculation and cause of the amount being claimed. This clause 16.3 (Notification of claims) shall not oblige any Finance Party to disclose any information relating to the organisation of its business or tax affairs or how the amount requested was calculated if it considers, in its sole opinion, that such information is confidential.

      16.4  Tax receipts

            If, as a result of a payment being made by or on behalf of an Obligor under this Agreement, that Obligor is required to pay any Tax, the Obligor shall pay such Tax in full to the relevant authority within the time allowed for such payment under applicable law. The Obligor shall, within 30 days of the payment being made, deliver to the Facility Agent an original (or a Certified Copy) of any receipt issued by the relevant authority evidencing that payment in full has been received by the relevant authority.

      16.5  Tax credits

           16.5.1 If an Obligor makes a payment under clause 16.1 (Payment of Taxes) or clause 16.2 (Tax Indemnity) for the account of any Finance Party and that Finance Party, in its sole opinion, determines that it has received or been granted a credit against or relief from or remission for, or repayment of, any Tax paid or payable by that Obligor in respect of, or calculated by reference to, the deduction or withholding giving rise to such payment, such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to that Obligor (through the Facility Agent) such amount as such Finance Party shall, in its sole opinion, have determined to be attributable to such deduction or withholding.

           16.5.2 Any payment made by a Finance Party under this clause 16.5 (Tax credits) shall be conclusive evidence of the amount due to the relevant Obligor under this clause 16.5 (Tax credits) and shall be accepted by that Obligor in full and


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

                  final settlement of its rights of reimbursement under this Agreement in respect of the relevant deduction or withholding. Nothing in this clause 16.5 (Tax credits) shall interfere with the right of each Finance Party to arrange its affairs (including its Tax affairs) in such manner as it thinks fit and, in particular, no Finance Party shall be under any obligation to claim any credit, relief, remission or repayment from or against its corporate profits or similar Tax liabilities in respect of the amount of such deduction or withholding in priority to any other claims, reliefs, credits or deductions available to it.

           16.5.3 No Finance Party will be obliged to disclose any information or computations relating to its Tax affairs to the Obligors or to any other Person.

      16.6  Qualifying Banks

           16.6.1 No Obligor shall be required to pay an additional amount under this clause 16 (Taxes) if the relevant Finance Party either:

                  16.6.1.1 is not at the date it becomes a party to this
                           Agreement a Qualifying Bank; or

                  16.6.1.2 ceases after the date it becomes a party to this
                           Agreement to be a Qualifying Bank,

                  and, in either case, the obligation to deduct or withhold would not have arisen if the relevant Finance Party had been or had not ceased to be a Qualifying Bank, unless such Finance Party ceases to be a Qualifying Bank as a result of a change in any applicable law, regulation, practice or concession of any taxation authority (whether in the United Kingdom or elsewhere).

           16.6.2 Each Bank warrants to each Obligor that as at the date of this Agreement and, as at the date it gives its approval to a Subsidiary Borrower not resident in the United Kingdom, acceding to this Agreement in such capacity pursuant to clause
                  26.1 (Delivery of Subsidiary Borrower's Accession Memorandum) (or, in the case of a New Bank, at the date of the relevant Novation Certificate or, in the case of an assignee of a Bank, as at the date on which the assignment to such assignee becomes effective) it is a Qualifying Bank. Each Bank agrees


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

                  to notify the Facility Agent and the Borrower promptly should it cease to be a Qualifying Bank.

      16.7  Double tax-treaties

            Each Bank and the Facility Agent or the relevant Agent or the relevant Obligor (as the case may be) shall as soon as reasonably practicable after the date hereof or upon becoming a party to this Agreement or (as the case may be) after the date a Subsidiary Borrower not incorporated in the United Kingdom accedes to this Agreement submit the form or forms to the appropriate Revenue authorities as may reasonably be necessary in order to comply with the requirements of any applicable law or Applicable Treaties in relation to the payment of any interest and commitment commission hereunder to such Bank or such Agent free (or subject to any applicable reduced rate) of deduction or withholding of or on account of any Tax which would otherwise be applicable and, if such Bank or such Agent fails to comply with this clause 16.7 (Double tax-treaties) the relevant Obligor shall not have any obligation to pay any increased amount required by clause 16.1 (Payment of Taxes) or clause 16.2 (Tax Indemnity) if and to the extent that it would not have been required to make any deduction or withholding (or would only have been required to make any such deduction or withholding at any applicable reduced rate) of or on account of any Tax had such Bank or such Agent complied with this clause 16.7 (Double tax-treaties).

      16.8  Banks' representation

            Each Bank confirms in favour of the Agents (on the date hereof, or, in the case of a New Bank, on the date on which the relevant transfer becomes effective) that either:

            16.8.1 it is not resident for tax purposes in the United Kingdom and is beneficially entitled to the Advances it makes under this Agreement and the interest thereon; or

            16.8.2 it is a bank falling within the definition of "bank" for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 and is beneficially entitled to the Advances it makes under this Agreement and the interest thereon;


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                                                                              46
            and each Bank in favour of the Agents agrees to notify the Facility Agent if there is any change in its position from that set out above.

17.   INCREASED COSTS

      17.1  Indemnity for increased costs

            If as a result of:

           17.1.1 the introduction or variation of any law or any change in the administration or interpretation of any law; and/or

           17.1.2 compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority made after the date hereof (including any request or requirement which affects the manner in which a Bank or any Holding Company of such Bank is required to, or does, maintain capital resources having regard to such Bank's obligations under this Agreement and to amounts which are owing to it under this Agreement):

               17.1.2.1 such Bank, or any Holding Company of such Bank,
                        incurs a cost (being a cost which it would not otherwise have incurred) as a result of it having entered into and/or it performing its obligations under this Agreement and/or it assuming or maintaining its Commitment under this Agreement and/or it making one or more Advances under this Agreement; or

               17.1.2.2 such Bank, or any Holding Company of such Bank, is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for it having entered into and/or assuming or maintaining a Commitment under this Agreement; or

               17.1.2.3 there is any increase in the cost to such Bank, or any Holding Company of such Bank, of funding or maintaining all or any of the assets or liabilities comprised in a class of assets or liabilities formed by, or including, those referable to this Agreement; or


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                                                                              47

               17.1.2.4 such Bank, or any Holding Company of such Bank,
                        becomes liable to make any payment on account of Tax (other than Tax on its overall net income) or otherwise on or calculated by reference to the amount of Advances made or to be made by it under this Agreement and/or any sum received or receivable by it under this Agreement, then the Original Borrower shall, from time to time on demand by the Facility Agent, pay to the Agent for the account of that Bank, amounts sufficient to indemnify that Bank against, as the case may be, (i) such costs, (ii) such reduction, (iii) such increased costs (or such proportion of such increased costs as is, in the opinion of that Bank, attributable to its funding, maintaining or assuming assets or liabilities referable to this Agreement) or (iv) such liability.

      17.2  Exceptions

            No Bank shall be entitled to make any claim under clause 17.1 (Indemnity for increased costs) which:

           17.2.1 is compensated for by the operation of clause 16 (Taxes); or

           17.2.2 is compensated for by Mandatory Liquid Asset Costs; or

           17.2.3 is attributable to any change in the rate of Tax on the overall net income of such Bank or its Holding Company; or

           17.2.4 arises directly as a result of a breach by such Bank of any regulation, guideline or requirement of any central bank or other fiscal, monetary or other authority (whether or not having the force of law); or

           17.2.5 arises directly as a result of the implementation by any authority after the date of this Agreement of any of the matters set out in the Basle Paper.

      17.3  Notification by Bank

            Any Bank proposing to make a claim pursuant to clause 17.1 (Indemnity for increased costs) shall notify the Original Borrower (through the Facility Agent), setting out, in reasonable detail, the calculation and cause of the amounts claimed. No Bank shall be


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                                                                              48
            required to disclose any information relating to the organisation of its affairs which it considers to be confidential.

18.   ILLEGALITY

      If, as a result of the introduction, imposition or variation of any law, regulation or regulatory requirement of any authority (including any fiscal or monetary authority) or any change in the interpretation or application thereof after the date hereof, it is unlawful for any Bank to make, maintain or fund any Advance, or be a party to this Agreement then, unless such illegality is avoided in accordance with clause 19. (Mitigation):

      18.1 the relevant Bank shall not be obliged to make any Advances and its Revolving Commitment and, if applicable, its or, as the case may be, its Affiliate's Dollar Swing-Line Commitment shall be cancelled and reduced to zero; and

      18.2 the Borrowers shall, on the latest date by which the relevant law requires that the same be repaid and/or paid, (as the case may be) repay each outstanding Advance, together with accrued interest thereon and any other amounts owing to that Bank and, if applicable in its capacity as a Dollar Swing-Line Bank (or its Affiliate in such capacity).

19.   MITIGATION

      19.1 If, in respect of any Bank, circumstances arise which would, or on the giving of notice would, result in:

           19.1.1 an increase in the amount of any payment to be made to it under clause 16.1 (Payment of Taxes); or

           19.1.2 any claim for indemnification being made under clause 16.2 (Tax indemnity) or under clause 17.1 (Indemnity for increased costs); or

           19.1.3 any prepayment or cancellation under clause 18 (Illegality),

            then, without limiting the obligations of any of the Obligors under this Agreement, and without prejudice to the terms and conditions of those clauses, that Bank will (provided that it considers that it is reasonably practicable for it to do so), promptly upon becoming aware of the same, notify the Facility Agent and, in consultation with the


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                                                                              49

            Facility Agent and the Borrower, take steps to mitigate the effects of such circumstances, including, if appropriate, changing its Facility Office and/or transferring its rights and obligations under this Agreement to another branch or financial institution acceptable to the Original Borrower, provided that:

           19.1.4 no Bank shall be obliged to take any steps under this clause 19 (Mitigation) if it considers, in its bona fide opinion, that to do so might have an adverse effect on its business, operation or financial condition or it considers such steps to be unreasonable and

           19.1.5 such Bank shall, notwithstanding the foregoing, be under no obligation to achieve any particular result and shall incur no liability to any Obligor by virtue of such steps resulting in less than complete mitigation.

      19.2 In the event that any Obligor shall have received a certificate from the Facility Agent pursuant to clause 18 (Illegality) demand shall have been made on the Original Borrower by the Facility Agent pursuant to clause 17 (Increased Costs) or any Borrower shall have been required to make a deduction or withholding pursuant to clause
            16.1 (Payment of Taxes) or have been notified by the Facility Agent pursuant to clause 16.3 (Notification of Claims) (the "Trigger Events"), the Original Borrower (acting on behalf of all the Obligors) may (within thirty days of receipt thereof) notify the Facility Agent that it wishes to replace the relevant Bank in respect of which such certificate, demand, deduction, withholding or, as the case may be, notification relates, with a successor bank which must be a Qualifying Bank ("Successor Bank"). The Original Borrower acting on behalf of all the Obligors shall enter into negotiations with the Facility Agent to determine a Successor Bank (but for the avoidance of doubt the Facility Agent shall be under no obligation to find a Successor Bank) provided that in the event that the Original Borrower and the Facility Agent shall not agree a Successor Bank, the Original Borrower may nominate a Successor Bank which shall be a bank of international repute.

      19.3 Upon determination of the identity of the Successor Bank, the Facility Agent shall promptly notify the Bank in question of such identity (which shall, in any event, be no later than forty days after the relevant Trigger Event) and, provided the Bank in question is able to do so, the Bank in question shall as soon as reasonably practical arrange to transfer its Revolving Commitment (and, if such Bank is a Dollar Swing-


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                                                                              50

            Line Bank, its Dollar Swing-Line Commitment) hereunder (together with all outstandings hereunder valued at par and accrued interest thereon) to the Successor Bank in accordance with the provisions of clause 31 (Transfers) at such time as may be agreed between the parties hereto.

20.   REPRESENTATIONS

      20.1  Continuing representations

            The Original Borrower represents in respect of itself, each Obligor and each Principal Subsidiary (provided that in respect of any company which becomes a Group Member after the date hereof and which is not an Obligor such representation shall not take effect in relation to such Group Member or any of its Subsidiaries until the earlier of the date being six months after the date on which such company becomes a Group Member and the date of delivery by such company of a Subsidiary Borrower's Accession Memorandum) that:

           20.1.1 Body corporate: each such Group Member is a corporation duly organised and validly existing under applicable law;

           20.1.2 Power and authority: each such Group Member has authority, and has completed all proceedings and obtained all approvals and consents necessary, to execute, deliver and perform the Finance Documents to which it is a party, and the transactions contemplated thereby;

           20.1.3 Legal and valid: the obligations expressed to be assumed by each Group Member in the Finance Documents to which it is a party are legal and valid obligations binding on it in accordance with the terms thereof except that the enforceability of each Finance Document may be limited by insolvency or other similar laws of general application affecting the enforcement of creditors' rights generally and by a court in relation to equitable remedies;

           20.1.4 Litigation: except as previously disclosed to the Facility Agent in writing, no action, suit or proceeding which would be reasonably expected to succeed, and if successful, which would be reasonably likely by itself or together with any other such proceedings or claims to have a Material Adverse Effect has been started or, to its knowledge, threatened (disregarding for this purpose


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                                                                              51
                  any such action, suit or proceedings where the alleged liability of the relevant Group Member is fully covered by an insurance policy issued by a Person who is not a Group
                  Member);

           20.1.5 Contravention: its execution, delivery and performance of those Finance Documents to which such Group Member is a party and the transactions contemplated thereby will not contravene or constitute a default under or result in any Security Interest upon assets of any Group Member pursuant to any applicable law or regulation, any constitutive document of any Group Member, or any contract, agreement, judgement, order, decree or other instruction binding upon or affecting any Group Member; and

            20.1.6 Accuracy of Information:

               20.1.6.1 each set of financial statements delivered by and pursuant to clause 21.1.1 and 21.1.2 (Provision of information) was prepared in accordance with generally accepted accounting principles and practices in the jurisdiction of incorporation of the Original Borrower or, as the case may be, of each other Obligor and fairly represents the financial condition of the Group or, as the case may be, of such Obligor as at the end of the period to which those financial statements relate and of the results of its operations during such period; and

               20.1.6.2 each Compliance Certificate delivered by the Original
                        Borrower pursuant to clause 21.1.3 (Provision of information) shall be true and accurate in every material respect as at the date on which such certificate is given.

      20.2  Other representations

            The Original Borrower further represents in respect of itself, each Obligor and each Principal Subsidiary as at the date of this Agreement as follows:

           20.2.1 No conflict: no Group Member is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to


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                                                                              52
                  an extent or in a manner which would be reasonably likely to have a Material Adverse Effect;

           20.2.2 Information Memorandum: (a) all statements of fact contained in the Information Memorandum relating to the Group are or will be true in all respects material to the Facility, (b) all expressions of opinion or expectations and all forecasts and projections provided in the Information Memorandum, have been or will be arrived at in good faith and have been or will be based on reasonable grounds (in each case at the date they are or will be made or expressed to be made and in final form), and (c) it is not aware of any material facts or circumstances that have not been disclosed to the Facility Agent and the Banks and which would, if disclosed, be reasonably likely to affect the decision of a person considering whether or not to provide finance to the Original Borrower and its Subsidiaries;

           20.2.3 Financial Condition: there has been no material adverse change in the financial condition of the Group taken as a whole since 31st December 1996, being the date of the last audited financial statements of the Original Borrower published before the date of this Agreement;

           20.2.4 Security Interests: no Security Interest, other than a Permitted Security Interest, exists over all or any of the present or future revenues or assets of the Original Borrower or any of its Subsidiaries;

           20.2.5 Withholding Tax: there is no deduction or withholding for or on account of any Tax required to be made from any payment to be made by it hereunder to a Qualifying Bank;

           20.2.6 Filings: it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in the United Kingdom or any other jurisdiction in which an Obligor is incorporated or that any stamp, registration or similar tax be paid on or in relation to any of the Finance Documents; and

           20.2.7 Licences: it has, in the conduct of its business complied with the provisions of all applicable laws and obtained (and maintained in full force and effect) all


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                                                                              53
                  licences, consents, approvals and authorisations required for the conduct of its business and has complied with all conditions thereof where the failure to comply with such provisions or the failure to obtain and maintain such licences, consents, approvals or authorisations would be reasonably likely to have a Material Adverse Effect.

      20.3  Repetition of representations

            Each of the representations set out in clause 20.1 (Continuing representations) shall be deemed to be repeated as at the date of each Drawdown Request and each Drawdown Date by reference to the then existing circumstances.

21.   FINANCIAL INFORMATION

      21.1  Provision of information

            The Original Borrower shall:

           21.1.1 as soon as the same become available, but in any event within 180 days after the end of each of its Financial Years, deliver to the Facility Agent (in sufficient copies for each of the Finance Parties);

               21.1.1.1 its audited consolidated financial statements for such Financial Year; and

               21.1.1.2 the audited (or if it is not required by any
                        applicable law, regulation or accounting standard or principle to prepare audited accounts, the unaudited) unconsolidated financial statements of each other Obligor for such Financial Year;

           21.1.2 as soon as the same become available, but in any event within 120 days after the end of the first half of each of its Financial Years, deliver to the Facility Agent (in sufficient copies for each of the Finance Parties) its unaudited consolidated interim financial statements for such period signed by a director of the Original Borrower;

           21.1.3 together with the accounts specified in paragraph (i) and
                  (ii) above, deliver to the Facility Agent a Compliance Certificate signed by a director of the


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                                                                              54

                  Original Borrower setting out in reasonable detail computations, establishing compliance with clause 22 (Financial Condition of the Group) and, in the case of each Compliance Certificate delivered together with the accounts specified in paragraph (i) above, setting out in reasonable detail computations regarding the determination of the Adjusted Share Capital and Reserves; and

           21.1.4 from time to time on the request of the Facility Agent, furnish the Facility Agent with such other information about the business and financial condition of the Group as the Facility Agent may reasonably require.

      21.2  GAAP

            The Original Borrower shall ensure that each set of financial statements delivered by it pursuant to clause 21.1 is prepared in accordance with generally accepted accounting principles and practices in the jurisdiction of incorporation of the relevant Group Member.

22.   FINANCIAL CONDITION OF THE GROUP

      22.1  Ratio

            The Original Borrower shall procure that the ratio of Consolidated Profit Before Interest and Tax for each period of twelve months ending at the end of any Financial Year and at the end of any Financial Half Year to Consolidated Net Finance Charges for the same period shall not be less than 3.0:1.0.

      22.2  Financial definitions

            For the purposes of this clause 22 (Financial Condition of the Group):

            "Consolidated Net Finance Charges" means, for any period, all interest expense and all other continuing regular or periodic costs, charges and expenses in the nature of interest (including, for the avoidance of doubt but without limitation, any acceptance commission relating to any bills of exchange) incurred by the Group during such period minus all interest income and income in the nature of interest of the Group received or receivable during such period;


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

            "Consolidated Profit Before Interest and Tax" means, in relation to any period, the sum of (a) Consolidated Profit Before Tax of the Group plus (b) Consolidated Net Finance Charges for that period (to the extent deducted in determining Consolidated Profit Before Tax);

            "Consolidated Profit Before Tax" means, for any period, the gross revenues of the Group less all expenses and other proper charges, but excluding in any event:

            22.2.1 Exceptional Items;

            22.2.2 net earnings and losses of any Subsidiary of the Borrower accrued prior to the date it became such a Subsidiary;

            22.2.3 all income taxes paid or accrued by the members of the Group;
                   and

            22.2.4 earnings or charges resulting from any reappraisal, revaluation, write-up or write-down of assets (other than fees and expenses of such reappraisal or revaluation).

            "Exceptional Items" means for any period all items of income or expense reported in the financial statements as exceptional in accordance with Financial Reporting Standard 3, (including, for the avoidance of doubt,

            22.2.5 any exceptional profits or losses on the sale or termination of an operation,

            22.2.6 exceptional costs of a fundamental reorganisation or restructuring, and

            22.2.7 any exceptional profits or losses on a disposal of fixed assets and extraordinary items);

            "Financial Half Year" means any financial half year of the Group;
            and

            "Financial Year" means any financial year of the Group.

            Any amount outstanding in a currency (other than Sterling) is to be taken into account at its Sterling equivalent calculated on the basis of the rate of exchange used for such purpose in the relevant accounts.


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                                                                              56

      22.3  Different basis

           22.3.1 Subject to paragraph (b) below, all the terms used in clause
                  22.1 (Ratio) (including, for the avoidance of doubt, intangible assets and the inclusion of intangible asset in any relevant term) are to be calculated or treated consistently in accordance with the accounting principles applied in connection with the Initial Financial Statements.

           22.3.2 If any financial statements delivered to the Facility Agent pursuant to clause 21.1.1 or 21.1.2 (Provision of information) are prepared on a different basis from that used in the preparation of the Initial Financial Statements and in the reasonable opinion of the Facility Agent (having regard to accounting principles applicable at the relevant time), this alters the interpretation of any expressions used in clause
                  22.2 (Financial definitions) in any material respect, then:

               22.3.2.1 the Original Borrower and the Facility Agent shall, at the Facility Agent's request, negotiate in good faith with a view to agreeing any amendments to clause 22.2 (Financial definitions) and/or the definitions used therein as may be necessary to give the Banks protection, which protection, considered overall, is at least equivalent to that granted to the Banks as at the date hereof; and

               22.3.2.2 if no such agreement is reached within 30 days of the
                        Facility Agent's request, the Original Borrower shall procure at the request of the Facility Agent that the Original Borrower's auditors determine any amendments to clause 22.2 (Financial definitions) and/or the definitions used therein which the auditors consider appropriate to grant to the Banks protection which protection considered overall, is at least equivalent to that granted to the Banks as at the date hereof, such determination of the auditors, in the absence of manifest error, to be conclusive. Any costs and expenses of the auditors in making the above determination shall be for the account of the Original Borrower.


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                                                                              57

23.   COVENANTS

      23.1  Positive covenants

            The Original Borrower shall:

           23.1.1 Default: promptly inform the Facility Agent of the occurrence of any continuing Event of Default or Potential Event of Default (which has not been remedied or waived) of which it is aware;

           23.1.2 Litigation: promptly inform the Facility Agent of any claims, proceedings or disputes against, or to the knowledge of the Original Borrower, threatened or affecting the Original Borrower or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect;

           23.1.3 Compliance with contracts, etc: comply and shall procure that each Principal Subsidiary shall comply with the terms of any agreement, contract or other instrument to which it may be a party or under which it or its assets may be bound, if non-compliance will have a Material Adverse Effect except where contested in good faith and by proper proceedings;

           23.1.4 Pari Passu: ensure that all amounts payable hereunder by any Obligor will rank at least pari passu in priority of payment with all other present and future unsecured indebtedness of such Obligor, except to the extent otherwise provided by operation of law;

           23.1.5 Group Structure: ensure that each Subsidiary Borrower is and remains a subsidiary of the Borrower; and

           23.1.6 Compliance with laws: shall, and shall procure that each Group Member will:

               23.1.6.1 comply with the provisions of all applicable laws in the conduct of its business; and

               23.1.6.2 obtain (and maintain in full force and effect) all licences, consents, approvals and authorisations required for the conduct of its business and will comply with all conditions thereof,


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                                                                              58
                        where the failure to comply with such provisions or the failure to obtain and maintain such licences, consents, approvals or authorisations would be reasonably likely to have a Material Adverse Effect.

      23.2  Negative covenants

            The Original Borrower shall ensure that neither it, nor any other Group Member shall:

            23.2.1 Negative pledge: create or permit to exist against any of its assets now or hereafter acquired any Security Interest other than a Permitted Security Interest; or

            23.2.2 Disposals: without the consent of the Majority Banks (such consent not to be unreasonably withheld or delayed) sell, transfer, lease or otherwise dispose of all or a substantial part of its assets or revenues (which shall not include cash for this purpose) either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily other than by:

                   23.2.2.1 disposals made in the ordinary course of business of the disposing entity; or

                   23.2.2.2 at a fair market value and on an arms length basis;
                            or

                   23.2.2.3 disposals made by one Group Member to another Group
                            Member; or

                   23.2.2.4 without prejudice to clause 23.2.2.1, 23.2.2.2 and
                            23.2.2.3, and (iii) above, disposals of assets in any Financial Year which together generated in the preceding Financial Year profit before interest and tax for the Group not exceeding 25% of Consolidated Profit Before Interest and Tax for such preceding Financial Year. Where the asset disposed of was not owned by any Group Member for the whole of the preceding Financial Year, or was not owned by any Group Member during the preceding Financial Year, the profit before interest and tax in respect thereof shall be computed by reference to the annual profit before interest and tax such asset could reasonably be


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                                                                              59
                            taken to generate (as deployed by the relevant Group Member) based on generally accepted accounting principles and the Consolidated Profit Before Interest and Tax shall be adjusted to reflect inclusion of such asset for the relevant Financial Year. "Financial Year" and "Consolidated Profit Before Interest and Tax" have the respective meanings given to them by clause 22.2 (Financial definitions). The Original Borrower shall if so requested by the Facility Agent deliver to the Facility Agent a certificate signed by a director of the Original Borrower containing computations in reasonable detail and any other information reasonably required to determine whether or not any particular disposal meets the requirements of this exception.

24.   EVENTS OF DEFAULT

      24.1  The Events of Default

            If:

            24.1.1 Non Payment: (i) any Obligor fails to pay any amount in respect of principal due from it under any Finance Document on its due date or, if that failure results solely from technical or administrative difficulties relating to the transfer of that amount from the relevant Obligor to the relevant Agent, on or within three Business Days of its due date, or (ii) any other sum payable under any Finance Document on or within seven Business Days of its due date; or

            24.1.2 Breach of representation: any representation made by any
                   Obligor in the Finance Documents or in any Drawdown Request is or proves to have been materially incorrect or misleading when made or repeated; or

            24.1.3 Breach of undertaking: any Obligor fails duly to perform or comply with any provision of clause 22 (Financial Condition of the Group) or clause 23.2.1 (Negative pledge); or

            24.1.4 Breach of other provisions: any Obligor fails duly to perform or comply with any other provision of this Agreement and such failure is not remedied within


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                                                                              60

                   30 days after the Facility Agent has given notice thereof to the Original Borrower; or

            24.1.5 Unable to pay debts: any Obligor or any Principal Subsidiary:

                   24.1.5.1 is unable to pay its debts as they fall due or
                            admits in writing its inability to pay its debts when due; or

                   24.1.5.2

                            (a) stops or suspends making payments (whether of principal or interest) with respect to all or a material part of its debts; or

                            (b) convenes a meeting of its creditors with a view to making or makes any arrangement or composition with, or any assignment for the benefit of, its or their creditors save where the same is entered into or made for the purpose of the solvent winding up, solvent dissolution or solvent reconstruction, amalgamation or re-organisation of any Principal Subsidiary (not being an Obligor) or (with the prior written approval of the Majority Banks) of any Obligor; or

                   24.1.5.3 takes any corporate action or other formal steps are taken or legal proceedings are started for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of it or all or substantially all of its revenues and assets (other than in the case of a winding-up petition or similar or analogous insolvency proceedings presented by a third party, where it is disputed in good faith and is discharged within 30 days (or in the case of any Obligor or Principal Subsidiary incorporated in any part of the United States, 90 days) or the Majority Banks acting in good faith agree the same is without foundation, or the solvent winding up, solvent dissolution or solvent reconstruction,


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                            amalgamation or reorganisation of any Principal
                            Subsidiary (not being an Obligor) or (with the prior written approval of the Majority Banks) of any Obligor); or

                   24.1.5.4 is the subject of distress or any form of execution being levied or enforced upon or sued out against all or substantially all of its business or assets which is not discharged or stayed within 60 days of being levied, enforced, or sued out; or

            24.1.6 Analogous events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in clause 24.1.5 above; or

            24.1.7 Cross-default: In relation to any Obligor or Principal
                   Subsidiary:

                   24.1.7.1 any other present or future Financial Indebtedness
                            (other than Non-Recourse Indebtedness) of any Obligor or any Principal Subsidiary becomes due and payable prior to its stated maturity by reason of default; or

                   24.1.7.2 any Financial Indebtedness (other than Non-Recourse
                            Indebtedness) of any Obligor or any Principal Subsidiary is not paid when due or, as the case may be, within an applicable grace period; or

                   24.1.7.3 any Security Interest securing Financial
                            Indebtedness (other than Non-Recourse Indebtedness) of any Obligor or any Principal Subsidiary becomes enforceable and any formal step is taken to enforce it;

                   provided that the aggregate amount of the relevant Financial Indebtedness, in respect of which the relevant event mentioned in each of paragraphs (i)-(iii) has occurred is equal to or exceeds the higher of (pound)15,000,000 (or its equivalent in any other currency or currencies) and one per cent. (1%) of the Adjusted Share Capital and Reserves (or its equivalent in any other currency or currencies) provided that, for the purposes of this clause 24.1.7 neither any Obligor, nor any Principal Subsidiary shall be deemed to be in default with


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                   respect to the non-payment of such Financial Indebtedness, if
                   (a) it shall be contesting in good faith by appropriate means its liability to make payment thereunder; and (b) it has been advised by independent legal advisers of recognised standing that it is reasonable to do so; or

                   24.1.8 Material adverse change: there is a material adverse change in the business or financial condition of the Group which will have a Material Adverse Effect; or

                   24.1.9 Cessation of business: save as previously approved in writing by the Facility Agent (acting on the instructions of the Majority Banks), the Original Borrower, any other Obligor or any Principal Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business where such cessation will have a Material Adverse Effect, then, and in any such case and at any time thereafter, the Facility Agent may (and, if so instructed by the Majority Banks, shall) by written notice to the Original Borrower:

                   24.1.10 declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor hereunder) or declare the Advances to be due and payable on demand of the Facility Agent; and/or

                   24.1.11 inform the Original Borrower that the Facility is to be immediately cancelled and the Revolving Commitment of each Revolving Bank and the Dollar Swing-Line Commitment of each Dollar Swing-Line Bank thereunder is to be reduced to zero (whether or not there are then any outstanding Advances whereupon the Facility shall be immediately cancelled and the Revolving Commitment of each Revolving Bank and the Dollar Swing-Line Commitment of each Dollar Swing-Line Bank thereunder shall be reduced to zero).

      24.2  Change of Control

            If at any time any Person or group of connected Persons, which does not at the date hereof have, or would not be held under section 416 of the Taxes Act to have at the date hereof, control of the Borrower, acquires such control (for the purposes of this paragraph "connected person` shall be construed in accordance with section 839 of the


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            Taxes Act) then the Original Borrower (through the Facility Agent)
            shall consult with each Bank and unless each Bank agrees otherwise with the Original Borrower, the Revolving Commitment of such Revolving Bank (and, if such Bank is, or its Affiliate is, also a Dollar Swing-Line Bank, its Dollar Swing-Line Commitment) shall be reduced to zero and the Original Borrower shall procure that each Borrower shall prepay for the account of such Bank such Bank's Advances made to such Borrower, such reduction to take effect, and such prepayment to be effected, on the thirtieth day after such acquisition (or, if such day is not a Business Day, the previous day that is).

25.   GUARANTEE

      25.1  Guarantee obligations

            The Original Borrower hereby irrevocably and unconditionally:

            25.1.1 guarantees to each Finance Party the due and punctual observance and performance of all payment obligations on the part of each Subsidiary Borrower contained in the Finance Documents and agrees unconditionally to pay to the Facility Agent from time to time on demand any and every sum or sums of money which a Subsidiary Borrower shall at any time be liable to pay to such Finance Party under or pursuant to the Finance Documents and which shall not have been paid at the time such demand is made; and

            25.1.2 agrees as a primary obligation to indemnify each of the
                   Finance Parties from time to time on demand by the Facility Agent from and against any loss incurred by such Finance Party as a result of any of the obligations of any of the Subsidiary Borrowers under or pursuant to any of the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Subsidiary Borrower for any reason whatsoever, whether or not known to the Facility Agent or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Subsidiary Borrower.

      25.2  Preservation of rights

            The obligations of the Original Borrower herein contained shall be in addition to and independent of every other security which the Facility Agent may at any time hold in


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            respect of any obligations of the Subsidiary Borrowers under any of the Finance Documents.

      25.3  Continuing obligations

            The obligations of the Original Borrower herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by an intermediate payment or satisfaction of any part of the obligations of any of the Subsidiary Borrowers under each of the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by each of the Subsidiary Borrowers hereunder and total satisfaction of all of each of the Subsidiary Borrowers actual and contingent obligations hereunder.

      25.4  Non-discharge

            Neither the obligations of the Original Borrower herein contained nor the rights, powers and remedies conferred in respect of the Original Borrower upon any of the Finance Parties by any of the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

            25.4.1 the winding-up, dissolution, administration or reorganisation of any of the Subsidiary Borrowers or any other Person or any change in its status, function, control or ownership;

            25.4.2 any of the obligations of any of the Subsidiary Borrowers or any other Person under any of the Finance Documents or under any other security taken in respect of any of its obligations thereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

            25.4.3 time or other indulgence being granted or agreed to be granted to any of the Subsidiary Borrowers or any other Person in respect of its obligations under any of the Finance Subsidiary Documents or under any such other security;

            25.4.4 any amendment to, or any variation, waiver or release of, any obligation of any of the Subsidiary Borrowers or any other Person under any of the Finance Documents or under any such other security;


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            25.4.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any of the Subsidiary Borrowers under any of the Finance Documents;

            25.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any of the Subsidiary Borrowers' obligations under any of the Finance Documents;

            25.4.7 the accession of any one or more Acceding Subsidiary
                   Borrowers to this Agreement by means of the procedure set out in clause 26 (Accession and Cessation of Subsidiary Borrowers) or the utilisation of the Facility by any such Acceding Subsidiary Borrower; or

            25.4.8 any other act, event or omission which, but for this clause
                   25.4 (Non-discharge), might operate to discharge, impair or otherwise affect any of the obligations of the Original Borrower herein contained or any of the rights, powers or remedies conferred upon the Finance Parties by this Agreement or by law.

      25.5  Insolvency

            Any settlement or discharge between the Original Borrower and any of the Finance Parties shall be conditional upon no security or payment to the Finance Parties by any of the Subsidiary Borrowers or any other Person on behalf of such Subsidiary Borrower being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Finance Parties shall be entitled to recover the value or amount of such security or payment from the Original Borrower subsequently as if such settlement or discharge had not occurred.

      25.6  Immediate recourse

            The Finance Parties shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Original Borrower by this Agreement or by law:


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            25.6.1 to make any demand of any of the Subsidiary Borrowers;

            25.6.2 to take any action or obtain judgment in any court against any of the Subsidiary Borrowers;

            25.6.3 to make or file any claim or proof in a winding-up or dissolution of any of the Subsidiary Borrowers; or

            25.6.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any of the Subsidiary Borrowers hereunder.

      25.7  Non-competition

            The Original Borrower agrees that, so long as any amounts are or may be owed by any Subsidiary Borrower under this Agreement or any of the Subsidiary Borrowers is under any actual or contingent obligations hereunder, any rights which it may at any time have by reason of performance by it of its obligations hereunder:

            25.7.1 to be indemnified by such Subsidiary Borrower;

            25.7.2 to claim any contribution from any other guarantor of such
                   Subsidiary Borrower's obligations under this Agreement;
                   and/or

            25.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any of the Finance Documents or of any other security taken pursuant to, or in connection with, any of the Finance Documents by the Finance Parties, shall be exercised by the Original Borrower in such manner and upon such terms as the Finance Parties may require and the Original Borrower further agrees to hold any moneys at any time received by it as a result of the exercise of any such rights for and on behalf of, and to the order or, the Finance Parties for application in or towards payment of any sums at any time owed by any of the Subsidiary Borrowers under this Agreement.


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      25.8  Suspense account

            All moneys received, recovered or realised by the Facility Agent by virtue of clause 25.1 (Guarantee obligations) may, in the Facility Agent's absolute discretion, be credited to an interest-bearing suspense or impersonal account and may be held in such account for so long as the Facility Agent thinks fit acting reasonably pending the application from time to time (as the Facility Agent may think fit acting reasonably) of such moneys in or towards the payment and discharge of any amounts owing by any of the Subsidiary Borrowers to the Finance Parties hereunder.

26.   ACCESSION AND CESSATION OF SUBSIDIARY BORROWERS

      26.1  Delivery of Subsidiary Borrower's Accession Memorandum

            If it is proposed that any Subsidiary of the Original Borrower is to become a Subsidiary Borrower under this Agreement the Original Borrower shall deliver to the Facility Agent:

            26.1.1 a request proposing that such Subsidiary becomes a Subsidiary
                   Borrower hereunder and a party hereto, having all the rights, benefits, liabilities and obligations of a Subsidiary Borrower hereunder; and

            26.1.2 a Subsidiary Borrower's Accession Memorandum relating to the proposed Subsidiary Borrower duly completed and executed by the Original Borrower (on its own behalf and on behalf of each of the other Obligors for the time being) and the proposed Subsidiary Borrower, together with each of the documents mentioned in Schedule 8 (Documents to accompany Subsidiary Borrower's Accession Memorandum), and, in the case of a Subsidiary which is incorporated outside England and Wales upon the Facility Agent having informed the Original Borrower in writing that it has received the approval of all the Banks to such Subsidiary becoming a Subsidiary Borrower (such approval not to be unreasonably withheld or delayed), if the Facility Agent has confirmed to the Original Borrower (such confirmation not to be unreasonably withheld or delayed) that each of the documents delivered to it as contemplated by paragraph (b) above is in form and substance satisfactory to the Facility Agent, the Facility Agent shall (and is hereby authorised to) execute such


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            Borrower's Accession Memorandum on its own behalf and for and on behalf of each of the other Finance Parties.

      26.2  Acceding Subsidiary Borrower's obligations

            On the date on which the Facility Agent executes a Subsidiary Borrower's Accession Memorandum relating to a proposed Subsidiary Borrower pursuant to clause 26.1 (Delivery of Subsidiary Borrower's Accession Memorandum), such proposed Subsidiary Borrower shall become a Subsidiary Borrower and a party hereto and accordingly:

            26.2.1 such proposed Subsidiary Borrower shall have liabilities and obligations identical to those expressed to be assumed by a Borrower hereunder;

            26.2.2 such proposed Subsidiary Borrower shall be entitled to the rights and benefits of a Borrower hereunder; and

            26.2.3 the obligations of the Original Borrower under clause 25
                   (Guarantee) shall thereupon extend to any sum or sums from time to time due from such proposed Subsidiary Borrower under this Agreement.

      26.3  Cessation of Subsidiary Borrower

            The Original Borrower may declare that a Subsidiary Borrower shall cease to be a Subsidiary Borrower hereunder for the purposes of this Agreement by so notifying the Facility Agent in writing. Upon receipt by the Facility Agent of a Subsidiary Borrower's Cessation Notice, duly executed by the Original Borrower, such Subsidiary Borrower shall relinquish all the rights and cease to be liable for all its obligations hereunder and thereafter shall not be treated as a Subsidiary Borrower for the purposes of this Agreement, provided that at the time of such receipt (a) such Subsidiary Borrower is under no actual or contingent obligation to make any payment under this Agreement, and (b) no Default has occurred which (in either case) has not been remedied or waived by the Facility Agent in accordance with the provisions of this Agreement.


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27.   INDEMNITIES

      27.1  Indemnifiable events

            The Original Borrower agrees to indemnify each Finance Party on demand against any loss or expense, including legal fees, and any applicable VAT, (to the extent that the loss or expense incurred by such Finance Party did not arise solely as a result of the breach by such Finance Party of any of its material obligations under this Agreement or its negligence or wilful default) which any of them may sustain or incur as a result or a consequence of any of the events referred to in this clause 27.1 (Indemnifiable events) having occurred:

            27.1.1 Advance not made

                   the funding of an Advance following delivery of a Drawdown Request but which is not borrowed because of the application of one or more of the provisions of this Agreement; or

            27.1.2 Broken funding

                   receiving or recovering all or any part of an Advance other than on its Repayment Date or at the end of any period selected by the Facility Agent under clause 9 (Default Interest), including any amount required to compensate that Finance Party in respect of any loss, premium, penalty or other compensating payment sustained or incurred by it in liquidating, employing or redeploying deposits acquired or arranged or entered into in order to make, fund or maintain such Advance; or

            27.1.3 Alternative Currency request

                   any loss that Finance Party may suffer as a result of it funding an Advance requested by a Borrower to be made in an Alternative Currency but which is denominated in Sterling as a result of the application of clause 7 (Alternative Currencies); or


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      27.2  Occurrence of an Event of Default

            The Original Borrower agrees to indemnify each Finance Party on demand against any reasonable loss, expense, including legal fees and any applicable VAT, which any of them may reasonably sustain or incur as a result of the occurrence of an Event of Default or any other breach of the obligations of any Obligor expressed to be assumed by it under any Finance Document.

      27.3  Stamp duty

            27.3.1 The Original Borrower will pay all stamp, documentary, registration and other similar duties or Taxes, including any penalties, additions, surcharges or interest relating to such amounts, which are imposed or chargeable on or in connection with this Agreement or any judgment given in connection with this Agreement.

            27.3.2 The Facility Agent may, but shall not be obliged to, pay any amounts which are referred to at paragraph (a) above. If the Facility Agent does so, the Original Borrower shall, on demand, indemnify the Facility Agent against any such payment, together with any costs and expenses, including legal fees, and any applicable VAT, incurred by or on behalf of the Facility Agent in connection with such payment.

      27.4  Currency Indemnity

            If any sum due from an Obligor under a Finance Document or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against an Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, such Obligor shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the


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            second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

28.   FEES

      28.1  Commitment fees

            28.1.1 The Original Borrower shall pay to the Facility Agent, for the account of each Revolving Bank, a commitment fee calculated at the rate of 0.095 per cent. per annum on the amount of that Revolving Bank's Available Revolving Commitment during the period from (and including) 21 May 1997 to (but excluding) the Final Repayment Date.

            28.1.2 Subject to paragraph (d) below, commitment fees are payable every three months and on the Final Repayment Date or, if earlier, the date on which the Total Revolving Commitments are cancelled and reduced to zero.

            28.1.3 The first payment of commitment fees will be due three months after the date of this Agreement.

            28.1.4 The Original Borrower shall pay the commitment fees to the
                   Facility Agent for the account of each Revolving Bank, within 10 Business Days of receiving notice from the Facility Agent that such fees are due.

            28.1.5 If any Revolving Bank's Revolving Commitment is cancelled and reduced to zero, any commitment fee which had accrued at such time in relation to that Revolving Bank and which has not been paid, shall be payable by the Original Borrower on the date the cancellation is effective.

      28.2  Agency fees

            The Original Borrower shall pay to the Agents, for their own account, an agency fee in the amount and at the times specified in the Agents' Fee Letter.


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

      28.3  Arrangement fee

            The Original Borrower shall pay to the Facility Agent, for the account of the Arrangers, an arrangement fee in the amount and at the time specified in the Arrangers' Fee Letters.

29.   COSTS AND EXPENSES

      29.1  Initial costs

            The Original Borrower shall pay to the Facility Agent or, as the case may be, the Arrangers (or either of them) an amount equal to all reasonable costs and expenses, including legal fees, and any applicable VAT incurred by the Agents and the Arrangers in connection with the negotiation, preparation and execution of this Agreement and the completion and syndication of the transactions contemplated in this Agreement.

      29.2  Amendments

            The Original Borrower shall pay to the Facility Agent an amount equal to all reasonable costs and expenses, including legal fees, and any VAT payable thereon, incurred by the Agents in connection with the negotiation, preparation and execution of any amendment, waiver, release or consent which any of the Finance Parties is requested to give in connection with this Agreement and the transactions contemplated by it.

      29.3  Protection, enforcement, etc.

            The Original Borrower shall pay, through the Facility Agent, an amount equal to all reasonable costs and expenses, including legal fees, and any applicable VAT reasonably incurred by any Finance Party in connection with protecting, preserving or enforcing (or attempting to do so) any of their rights under or arising out of this Agreement.


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

30.   THE AGENTS

      30.1  Appointment of the Agents

            30.1.1 Each Bank and the Arrangers irrevocably appoints each of the
                   Agents to act as its agent in connection with this Agreement and the transactions contemplated by it.

            30.1.2 Each Agent is authorised to take such action and to exercise and carry out all the discretions, authorisations, rights, powers and duties as are specifically delegated to it in this Agreement, together with such discretions, rights and powers as such Agent reasonably considers to be incidental.

            30.1.3 Neither Agent is, nor will it be considered to be, acting as trustee or in a fiduciary capacity under or in connection with any of the Finance Documents. The duties of the Agents are restricted to those expressly stated in this Agreement.

      30.2  Duties of the Agents

            30.2.1 Each Agent will promptly forward to the relevant Party the original or a copy of any notice or document received by it in its capacity as an Agent for such Party.

            30.2.2 Each Agent will promptly notify the Banks if it receives notice from any Party of the occurrence of a Default or any other breach of this Agreement by an Obligor and that notice states the Default or breach and makes reference to the specific Event of Default and/or the clause that has been breached.

            30.2.3 Except as otherwise stated in this Agreement, each Agent will act in accordance with any instructions given to it by the Majority Banks, such instructions being binding on all the Banks whether or not they form part of the Majority Banks.

      30.3  Exculpatory provisions

            Except where this Agreement specifically provides otherwise, neither Agent is obliged:


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

            30.3.1 to review or check the accuracy or completeness of any document, notice or other communication it receives or forwards to another Party;

            30.3.2 to monitor or enquire if a Default has occurred, or if the representations made by any Obligor under or in connection with this Agreement are true, correct or accurate, or whether any Obligor has performed each of the obligations expressed to be assumed by it under or in connection with this Agreement;

            30.3.3 to disclose to any Party any information (whether in a documentary form or otherwise) if such disclosure would or might, in its opinion, constitute a breach of law, regulation, its duty of confidentiality or otherwise be actionable at the suit of any Person;

            30.3.4 to take any action or exercise any right, power or discretion under this Agreement, unless specifically instructed to do so by the Majority Banks, the Banks or any other Finance Party which is entitled to instruct it under this Agreement and the manner in which such right, power or discretion should be exercised; or

            30.3.5 to begin any legal action or proceeding under or in connection with this Agreement, unless it is satisfied that it has received such security as it may require in respect of any costs, claims, liability or loss, including legal fees, and any applicable VAT, which it will or may incur in respect of, or in connection with, such actions or proceedings.

      30.4  Assumptions

            Each Agent and each Arranger may assume that:

            30.4.1 no Default has occurred and that no Obligor is in breach of its obligations under any of the Finance Documents; and

            30.4.2 each representation made by an Obligor under or in connection with any of the Finance Documents is correct,

            unless it has, in its capacity as an Agent, received notice to the contrary from any Party; and


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

            30.4.3 that the Facility Office of any Bank is that office which has been notified to it by that Bank for such purpose by ten Business Days' notice, until such Bank informs the Facility Agent that it has designated another office as its Facility Office.

      30.5  Agents not responsible to other Parties

            Neither the Agents nor the Arrangers are responsible to any other Party for:

            30.5.1 the execution, validity or enforceability of this Agreement or any documentation or communication delivered or made in connection therewith;

            30.5.2 the accuracy and/or completeness of any information supplied
                   (whether orally or in writing) by or on behalf of the Obligors, including the Information Memorandum; or

            30.5.3 taking, or omitting to take, any action in connection with this Agreement, unless such Party suffers loss directly as a result of such Agent's or such Arranger's negligence or wilful misconduct.

      30.6  Delegation and advisers

            Each Agent may:

            30.6.1 engage, pay for and rely on the advice or services of any expert or professional (whether a lawyer, accountant, surveyor or otherwise); and

            30.6.2 act through any of its, or its Affiliates', personnel and agents.

      30.7  Indemnity

            Upon demand by an Agent, each Bank shall, in its Proportion, indemnify such Agent from and against any liabilities, costs, claims, losses and expenses, including legal fees, and any applicable VAT which it may incur in any way relating to or arising out of it acting in its capacity as an Agent, unless incurred solely as a result of such Agent's negligence or wilful misconduct.


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      30.8  Resignation of an Agent

            30.8.1 Each of the Agents may (having previously informed the
                   Original Borrower of its intention to do so) resign its appointment under this Agreement by giving notice to that effect to each of the other Parties stating whether or not it has appointed its Affiliate as its successor. An Agent's resignation shall not become effective until a successor has been appointed pursuant to this clause 30.8 (Resignation of an Agent).

            30.8.2 If the successor to an Agent is to be:

                   30.8.2.1 one of its Affiliates, such Affiliate shall become the Facility Agent or, as the case may be, the Dollar Swing-Line Agent under this Agreement upon notice to that effect being given by the resigning Agent and its successor to each of the other Parties; or

                   30.8.2.2 other than one of its Affiliates, its successor
                            shall be appointed by the Majority Banks with the prior approval of the Original Borrower, such approval not to be unreasonably withheld or delayed. If the Majority Banks have not appointed a successor within 30 days of an Agent's notice given under (a) above, the relevant Agent may appoint its successor, such appointment becoming effective upon notice to that effect being given by the resigning Agent and its successor to each of the other Parties.

            30.8.3 After a successor to an Agent has been appointed, the retiring Agent shall continue to be entitled to the benefits of this clause 30 (The Agents) and its successor and each of the Parties shall have the same rights and obligations amongst themselves as if the successor had been a Party to this Agreement instead of the retiring Agent.

            30.8.4 The retiring Agent will make available to its successor any documents, records and advice which its successor reasonably requires in order to enable it to perform its functions as an Agent.


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

      30.9  Separate entity

            Each of the Agent's agency divisions shall be treated as a separate entity from any of its other departments or divisions. Therefore, unless an Agent receives any information concerning any Group Member in connection with this Agreement or the facilities contemplated by this Agreement in its capacity as an Agent, it shall be entitled to treat that information as confidential.

      30.10 Banks to make own appraisals

            It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor, and accordingly, each Bank confirms to each of the Agents that it has not relied and will not thereafter rely on such
            Agent:

            30.10.1 to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by an Obligor in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by such Agent); or

            30.10.2 to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of an Obligor.

      30.11 Miscellaneous provisions

            30.11.1 Each of the Agents and the Arrangers shall, if they are also a Bank, have the same rights and obligations under this Agreement as if they were not an Agent or an Arranger and exercise those rights and perform those obligations accordingly.

            30.11.2 Each of the Agents and Arrangers may contract any banking or other business with any Group Member.

            30.11.3 None of the Banks will assert against any individual any claim which it may have against either of the Agents or any of the Managers.


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31.   TRANSFERS

      31.1  Obligors

            No Obligor may assign, transfer, novate or dispose of all or any of its rights or obligations under any of the Finance Documents.

      31.2  Banks

            31.2.1 Subject to clause 31.2.3, any Bank (the "Existing Bank") may, at any time, assign, transfer or novate all or any part of its rights, benefits and obligations under this Agreement to another financial institution (the "New Bank") by, in the case of a transfer or a novation, delivering, or causing to be delivered, to the Facility Agent a Novation Certificate duly completed and executed by the Existing Bank and the New Bank and to be executed upon receipt by the Facility Agent Provided that, if the Existing Bank is a Dollar Swing-Line Bank, unless the transfer or novation is to an Affiliate of such Existing Bank, it shall transfer or novate its Revolving Commitment and its Dollar Swing-Line Commitment pro rata.

            31.2.2 Unless the proposed assignment, transfer or novation is to another Bank or an Affiliate of a Bank (which is a Qualifying
                   Bank), or an Event of Default has occurred and is continuing, the prior consent of the Original Borrower shall be required.

            31.2.3 If, at the time of an assignment, a transfer or novation of all or any part of the rights or obligations of a Bank pursuant to the terms of the Finance Documents or any change in a Bank's Facility Office, or immediately thereafter, or if a payment of principal, interest or otherwise was to be made by an Obligor under the Finance Documents at such time to or for the account of the proposed New Bank or, as the case may be, such Bank (the "Relevant Bank"), an Obligor would (due to any law, regulation, treaty, official directive in existence or the subject of a formal and public proposal by any competent authority at that time) be liable to pay any additional amount or compensation in accordance with the Finance Documents, then the Relevant Bank shall be entitled to receive those amounts only to the extent that the Relevant Bank


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

                   would have been so entitled had there been no such assignment, transfer, novation or change in Facility Office.

            31.2.4 The Original Borrower shall not unreasonably withhold or delay in giving its consent to any requested assignment, transfer or novation under this Agreement.

      31.3  Time of transfer

            Upon execution of a Novation Certificate by the New Bank, the Existing Bank and the Facility Agent (or if later, the date specified for this purpose in the Novation Certificate) and to the extent that they are expressed to be subject to the transfer stated therein:

            31.3.1 the Existing Bank shall be released from its obligations to each other Party (the "released obligations") and each other Party shall be released from its obligations to the Existing Bank;

            31.3.2 the New Bank will assume obligations towards each other Party which differ from the released obligations only in so far as they are owed to or assumed by the New Bank and not the Existing Bank;

            31.3.3 the rights of the Existing Bank against the other Parties and vice versa (the "cancelled rights") will be cancelled; and

            31.3.4 the New Bank and the other Parties will acquire rights against each other which differ from the cancelled rights only insofar as they are exercisable by or against the New Bank and not the Existing Bank.

            Each Party (other than the Existing Bank and the New Bank) irrevocably authorises the Facility Agent to execute each Novation Certificate on its behalf.

      31.4  Administration fee

            Not later than on the date a transfer becomes effective in accordance with clause 31.3 (Time of transfer), the New Bank will pay to the Facility Agent, for its own account, an administration fee of (pound)950.


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

      31.5  Disclosure of information

            31.5.1 Any Finance Party may provide to a Permitted Recipient a copy of this Agreement and such information concerning the Group as it considers appropriate.

            31.5.2 A "Permitted Recipient" means, in respect of any Finance
                   Party:

                   31.5.2.1 its Affiliates;

                   31.5.2.2 any Person which it is considering entering into
                            contractual relations with in connection with this Agreement (being a financial institution which purports to be a Qualifying Bank);

                   31.5.2.3 its advisers;

                   31.5.2.4 the courts, regulatory and other bodies in
                            accordance with whose orders or regulations it is required or is accustomed to comply; and

                   31.5.2.5 any other Person who that Finance Party reasonably considers appropriate to receive such information in order to protect or preserve that Finance Party's position.

                   Provided always that no such disclosure shall be made by a Bank unless such Bank has, prior thereto, consulted with the Original Borrower in relation to the nature of the information so to be disclosed (such consultation obligation to be without prejudice to a Bank's right to effect such a disclosure irrespective of the results of such consultation) and provided further that no consultation will be required in the case of disclosure to a sub-participant if such disclosure is limited to the Finance Documents, publicly available information, details of Utilisations hereunder and details of compliance or non-compliance by an Obligor with the provisions of the Finance Documents.


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

32.   REDISTRIBUTION PROVISIONS

      32.1  Redistributions

            32.1.1 Subject to clause 32.3 (Exceptions), if all or any part of an
                   Obligor's obligations under this Agreement owed to any Finance Party are discharged, whether in relation to the Revolving Facility or, if applicable, the Dollar Swing-Line Facility and whether by way of set-off, payment, combination of accounts or otherwise, other than as a result of the relevant Agent receiving payment and distributing such payment in accordance with clause 15 (Payments), that Finance Party (the "Recovering Party") shall promptly pay to the Facility Agent an amount equal to the amount so discharged (the "Discharged Amount").

            32.1.2 The Facility Agent shall treat each Discharged Amount received by it from a Recovering Party as if it had received the Discharged Amount from the relevant Obligor and distribute it amongst the Finance Parties (including the Recovering Party) in accordance with clause 15.2 (Distribution by Agent).

            32.1.3 Upon a Discharged Amount being distributed by the Facility
                   Agent, the relevant Recovering Party shall be subrogated to the rights of each of the other Finance Parties which received such a distribution to the extent of such distribution and the relevant Obligor will owe the Recovering Party a debt which is equal to the amount so distributed to each of the other Finance Parties.

      32.2  Repayment of a Discharged Amount

            If a Recovering Party is required to return or repay an amount which it determines relates to a Discharged Amount made by it under clause
            32.1 (Redistributions), it shall promptly inform the Facility Agent. Each of the Finance Parties (other than the Recovering Party which received a payment as a result of the Discharged Amount being distributed) shall pay to the Facility Agent (for the account of the Recovering Party) all that it has received of the Discharged Amount. Upon such payment being made, the rights of subrogation provided in clause 32.1.3 (Redistributions) above shall be operated in reverse to the extent of the reimbursement.


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

      32.3  Exceptions

            32.3.1 A Recovering Party is not obliged to pay any amount under clause 32.1 (Redistributions) if, in its opinion (acting reasonably), after such payment it would not have a valid claim against the relevant Obligor by way of subrogation or otherwise in respect of such payment.

            32.3.2 A Finance Party shall not be obliged to make any payment under clause 32.1 (Redistributions) if the obligations owed to that Finance Party are discharged as a result of it receiving payment from a New Bank in respect of a Novation Certificate.

            32.3.3 A Recovering Party which has commenced or joined in an action or proceeding in any court to recover any amount due to it under this Agreement and pursuant to a judgment obtained in such court or a settlement or compromise of that action or proceeding shall have received any amount, shall not be obliged to share all or any proportion of that amount with any Finance Party which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights under this Agreement in the same or another court.

      32.4  Re-Allocation - Determination

            Following the occurrence of an Event of Default and the Facility Agent having been instructed by the Majority Banks to deliver a written notice to the Original Borrower pursuant to clause 24.1 (Events of Default), and without prejudice to the other provisions of this clause 32 (Redistribution Provisions),

            32.4.1 the Facility Agent shall determine, in respect of each Bank, the Sterling Amount of such Bank's outstanding Advances (including, for the avoidance of doubt, if such Bank (or its Affiliate) is a Dollar Swing-Line Bank, the Sterling Amount of its outstanding Dollar Swing-Line Advances); and

            32.4.2 the Facility Agent shall determine the Sterling Amount of a
                   Bank's aggregate outstanding Advances, when expressed as a percentage of the aggregate Sterling Amount of all outstanding Advances (in respect of such Bank, its


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                                                                              83

                   "Advances Percentage") and such Bank's Revolving Commitment expressed as a percentage of the Total Revolving Commitments at such time (in respect of such Bank, its "Commitment Percentage"), following which it shall determine whether such Bank's Advances Percentage is greater than, equal to or less than such Bank's "Commitment Percentage" and promptly notify each Bank of its determination.

      32.5  Re-Allocation - Notification

            If a Bank is informed by the Facility Agent pursuant to clause 32.4 (Re-Allocation - Determination) above that its Advances Percentage is less than its Commitment Percentage it shall pay to the Facility Agent such amount(s) and in such currency or currencies as the Facility Agent shall inform it for these purposes so as to enable the Facility Agent to redistribute the same together with any other amounts required to be paid to the Facility Agent at such time pursuant to this clause 32.5 (Re-Allocation - Notification) to such Bank or Banks that have an Advances Percentage greater than their respective Commitment Percentage such that following each redistribution required to be made pursuant to this clause 32.5 (Re-allocation - Notification) each Bank's Advances Percentage is equal to its respective Commitment Percentage.

      32.6  Re-Allocation - Transfers

            Following the redistributions referred to at clause 32.5 (Re-Allocation Notification) the provisions of clause 31 (Transfers) shall, to the extent the required payments were made thereunder, be deemed to apply such that following such payments the Advances Percentage of each Bank shall equal such Bank's Commitment Percentage whereupon the Facility Agent shall confirm to each of the Banks their respective outstanding Advances, the currency thereof, the Sterling Amount thereof, the date each such Advance was made, the identity of the respective Borrower and such other details relating thereto as the Facility Agent considers appropriate.

33.   CALCULATIONS AND EVIDENCE OF DEBT

      33.1  Calculations

            Interest and each commitment fee payable pursuant to clause 28.1 (Commitment fees) shall accrue from day to day and shall be calculated on the basis of a year of 365 days


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

            or, in the case of an Alternative Currency, 360 days (or, if market practice differs, in accordance with market practice) and the actual number of days elapsed.

      33.2  Accounts

            Each of the Banks shall, in accordance with its usual practices, maintain on its books an account reflecting the amount which it has lent and the amount owing to it under this Agreement from time to time.

      33.3  Control account

            Each Agent shall, in accordance with its usual practices, maintain on its books a control account reflecting any amounts received or recovered by it in connection with this Agreement and any amounts which are payable by any Party in connection with this Agreement and the Parties' respective interests in such amounts.

      33.4  Actual amount received

            The amount owed by any Obligor to any Finance Party under this Agreement shall be reduced by the amount actually received or recovered by such Finance Party and not by reference to any rate of exchange applied by any court or other body in calculating how much is payable by that Obligor under any judgment or order given in connection with this Agreement.

      33.5  Prima facie evidence

            The accounts referred to in clauses 33.2 (Accounts) and 33.3 (Control account) are prima facie evidence of the amount and details recorded in those accounts.

      33.6  Certificates and determinations

            Any certificate delivered or determination made by a Finance Party of a rate or an amount shall, in the absence of manifest error, be conclusive evidence of the matters to which such certificate or determination relates.

      33.7  Reference Banks

            33.7.1 If any Reference Bank fails to provide the Facility Agent with a quotation when required for the purposes of this Agreement, the rate for which such


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

                   quotation was required shall, provided that at least two such quotations are so provided, be determined by reference to the quotations that are received by the Facility Agent.

            33.7.2 Additional or replacement banks may, by agreement between the
                   Original Borrower and the Majority Banks, be appointed as a Reference Bank.

34.   AMENDMENTS AND WAIVERS

      34.1  Majority Banks

            Unless prohibited by clause 34.2 (All Banks), clause 34.3 (All Parties) or clause 34.4 (The Agents), any provision of this Agreement may be amended, waived or supplemented or any consent given by written agreement made between the Original Borrower and the Majority Banks or, if the Facility Agent has received the Majority Banks' prior approval, the Facility Agent on their behalf.

      34.2  All Banks

            The provisions contained in this Agreement and which relate to the following shall not be amended, supplemented or modified or any consent given without the prior consent of all Parties (other than the Facility Agent):

            34.2.1 the definitions of "Final Repayment Date", "Majority Banks", and "Repayment Date";

            34.2.2 any provision of this Agreement which expressly requires the consent of each Bank and, in particular, the provisions of clause 2.5 (Nature of Banks' Obligations and Rights), 25 (Guarantee), 31 (Transfers) or 32 (Redistributions); and

            34.2.3 any provision having the effect of changing the amount of the
                   Revolving Facility, the Dollar Swing-Line Facility, a Revolving Bank's Revolving Commitment or Available Revolving Commitment or a Dollar Swing-Line Bank's Dollar Swing-Line Commitment or Available Dollar Swing-Line Commitment or have the effect of decreasing the amount or changing the currency of any amount (whether principal, interest, fees or otherwise)


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

                   payable to an Agent or a Bank under this Agreement or extending the Term of an Advance.

      34.3  All Parties

            Without the prior consent of all Parties, this clause 34 (Amendments and Waivers) may not be amended, waived of supplemented.

      34.4  The Agents

            Without the prior consent of the Facility Agent or, as the case may be, the Dollar Swing-Line Agent, none of such Facility Agent's or, as the case may be the Dollar Swing-Line Agent's rights or obligations under this Agreement may be amended, waived or supplemented.

35.   NOTICES

      35.1  Method of delivery

            All notices or other communications made or given in connection with this Agreement shall be made in writing by facsimile, letter or telex.

      35.2  Addresses

            Each communication or document to be made or delivered in connection with this Agreement to a Party shall be delivered or sent to the address or facsimile number that has been:

            35.2.1 notified to the Facility Agent by that Party before it became a Party; or

            35.2.2 notified to the Facility Agent by at least five Business
                   Days' notice.

      35.3  Agents' details

            Unless an Agent has given the other Parties five Business Days' notice to that effect, its address, telex and facsimile number are:

            35.3.1 Facility Agent:

                   35.3.1.1 Bank House


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

                            Wine Street
                            Bristol BS1 2AN;

                   35.3.1.2 N/A

                   35.3.1.3 0117 923 3367

                   35.3.1.4 Loans Administration Department

            35.3.2 Dollar Swing-Line Agent:

                   35.3.2.1 PO Box 2008
                            Peck Street Station
                            One Seaport Station
                            199, Water Street
                            New York
                            NY 10038

                   35.3.2.2 N/A

                   35.3.2.3 001 212 607 4999/5410

                   35.3.2.4 Corporate Banking Department

      35.4  Receipt of notices

            35.4.1 Any notice or communication will be deemed to have been given, if sent by post, when delivered and, if by facsimile, when received. However, if the notice or communication is for an Agent, it shall only be effective when the same is received by the department or the officer referred to at, clause 35.3 (Agents' details) or as otherwise notified by such Agent under that clause.

            35.4.2 Any notice or communication to be delivered to any Obligor shall be deemed to have been delivered to such Obligor if delivered to the Original Borrower in accordance with this Agreement.

            35.4.3 The Original Borrower shall forthwith on demand indemnify each Finance Party against any direct loss or liability which that Finance Party incurs (and that Finance Party shall not be liable to an Obligor in any respect) as a consequence of:


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

                   35.4.3.1 any Person to whom any notice or communication under or in connection with this Agreement is sent by facsimile failing to receive that notice or communication (unless such loss or liability is directly caused by that Person's negligence or wilful default); or

                   35.4.3.2 any facsimile communication which appears to that
                            Finance Party (acting reasonably) to have been sent by an Obligor having in fact been sent by a Person other than an Obligor.

36.   PARTIAL INVALIDITY

      If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall not affect or impair the legality, validity or enforceability of:

      36.1  any other provision of this Agreement; or

      36.2  that provision, under the law of any other jurisdiction.

37.   REMEDIES AND WAIVERS

      37.1 If any of the Finance Parties do not exercise, or delay in exercising, any of their respective rights or remedies under or in connection with this Agreement, it shall not operate as a waiver of any such right or remedy.

      37.2 The single or partial exercise of any right or remedy shall not prevent any further or other exercise of that right or remedy.

      37.3 The rights and remedies provided in this Agreement are additional to any rights or remedies provided by law.

38.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts each of which, when executed and delivered, shall constitute an original and all the counterparts shall together constitute but one and the same instrument.


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

39.   JURISDICTION

      39.1  Courts of England

      For the benefit of each Finance Party, each Obligor incorporated outside England and Wales agrees that the courts of England have jurisdiction to hear and settle any action, suite, proceeding or dispute arising out of or in connection with the Finance Documents to which it is a party and therefore irrevocably submits to the jurisdiction of those courts.

      39.2  Non-exclusivity

      The submission to the jurisdiction of the English courts does not restrict the right of a Finance Party to take proceedings against any such Obligor arising out of or in connection with the Finance Documents to which it is a party in any other court of competent jurisdiction, whether concurrently or not.

      39.3  Service of process agent

            39.3.1 In addition to any other appropriate method of service, each such Obligor irrevocably agrees that any suit, action or proceeding arising out of or in connection with the Finance Documents may be served on it by being delivered to United News & Media Plc at Ludgate House, 245 Blackfriars Road, London SE1 9UY or its registered office and confirms that it has appointed United News & Media Plc as its agent for such purpose.

            39.3.2 Each such Obligor confirms that failure by its process agent to notify it of receipt of any process will not invalidate the proceedings to which it relates.

            39.3.3 If the appointment of a process agent ceases to be effective, each such Obligor shall immediately appoint a further Person in England as its process agent in respect of this Agreement and notify the Facility Agent of such appointment. If such a Person is not appointed within 15 days the Facility Agent shall be entitled to appoint such a Person.


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

      39.4  Non-convenience of forum

      Each such Obligor confirms that the English courts are not an inconvenient forum and irrevocably waives any right it may have to object to them on the grounds of inconvenience or otherwise.

40.   GOVERNING LAW

      This Agreement is governed by and shall be construed in accordance with English law.

      This Agreement has been entered into by the Parties on the date stated at the beginning of this Agreement.


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

                                   SCHEDULE 1

                                     Part A

                               The Revolving Banks

Name of Revolving Bank                            Revolving Commitment (pound)
                                                     First           Second
                                    Date hereof     increase        increase

The Chase Manhattan Bank             37,975,000    40,425,000      49,000,000
Lloyds Bank Plc                      37,975,000    40,425,000      49,000,000

The Bank of Nova Scotia              33,712,500    35,887,500      43,500,000
The Bank of Tokyo-Mitsubishi, Ltd    33,712,500    35,887,500      43,500,000
Banque Nationale de Paris London     33,712,500    35,887,500      43,500,000
Branch
The Dai-Ichi Kangyo Bank, Limited    33,712,500    35,887,500      43,500,000
Den Danske Bank Akktieselskab        33,712,500    35,887,500      43,500,000
Dresdner Bank AG London Branch       33,712,500    35,887,500      43,500,000
The Fuji Bank, Limited               33,712,500    35,887,500      43,500,000
Midland Bank plc                     33,712,500    35,887,500      43,500,000
Morgan Guaranty Trust Company of     33,712,500    35,887,500      43,500,000
New York
National Westminster Bank Plc        33,712,500    35,887,500      43,500,000
Societe Generale Finance (Ireland)   33,712,500    35,887,500      43,500,000
Limited
Westdeutsche Landesbank              33,712,500    35,887,500      43,500,000
Girozentrale, London Branch

Banque Paribas                       27,125,000    28,875,000      35,000,000
C.I.B.C. Wood Gundy Ireland Ltd.     27,125,000    28,875,000      35,000,000
The Sumitomo Bank, Limited           27,125,000    28,875,000      35,000,000

ABN AMRO Bank N.V                    19,375,000    20,625,000      25,000,000
Banca Nazionale del Lavoro S.p.A.,   19,375,000    20,625,000      25,000,000
London
Bank of Montreal                     19,375,000    20,625,000      25,000,000
Bankers Trust Company                19,375,000    20,625,000      25,000,000
Bayerische Landesbank                19,375,000    20,625,000      25,000,000
Girozentrale, London Branch
Kredietbank N.V., London Branch      19,375,000   20,625,0002       5,000,000
The Nikko Bank (UK) Plc              19,375,000    20,625,000      25,000,000
The Sakura Bank, Limited             19,375,000    20,625,000      25,000,000
The Toronto-Dominion Bank            19,375,000    20,625,000      25,000,000
Union Bank of Switzerland            19,375,000    20,625,000      25,000,000
Westpac Banking Corporation          19,375,000    20,625,000      25,000,000

Totals                              775,000,000   825,000,000   1,000,000,000


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

                                   SCHEDULE 1

                                     Part B

                           The Dollar Swing-Line Banks

Dollar Swing-Line Bank                        Dollar Swing-Line Commitment (US$)

The Chase Manhattan Bank                                           33,333,333.34
Lloyds Bank Plc                                                    33,333,333.34
Morgan Guaranty Trust Company of New York                          33,333,333.33
Midland Bank plc                                                   33,333,333.33
NatWest Bank Plc New York Branch                                   33,333,333.33
The Toronto-Dominion Bank, Houston Branch                          33,333,333.33

Totals                                                            200,000,000.00


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                                   SCHEDULE 2

                              Conditions Precedent

1. The Original Borrower and each Original Subsidiary Borrower shall deliver (in respect of itself):

      1.1 A Certified Copy of its Memorandum and Articles of Association (or its equivalent constitutive documents), its certificate of incorporation and any changes of name which are applicable to it.

      1.2 A Certified Copy of its board resolution relating to the Agreement and the transactions contemplated under it.

      1.3   Specimen signatures of its Authorised Signatories.

      1.4 A certificate of an Authorised Signatory confirming that, if an amount equal to the Total Revolving Commitments was drawn down in one amount, it would not breach any borrowing limit applicable to that Borrower in its Memorandum and Articles of Association (or its equivalent constitutive documents) or in any agreement or contract to which it is a party or which is binding on it or any of its assets and that all requisite corporate and other action has been duly taken to approve the Borrower entering into and performing its obligations under this Agreement.

2. An opinion of Dibb Lupton Alsop, legal advisers to the Facility Agent, in substantially the form distributed to and approved by the Banks prior to the date hereof.

3. Evidence that undrawn amounts under the Existing Facilities will be cancelled on or prior to 21 May 1997.


--------------------------------------------------------------------------------

                                   SCHEDULE 3

                            Form of Drawdown Request

To: [Lloyds Bank Plc Capital Markets] as Facility Agent and [Lloyds Bank Plc New York] as Dollar Swing-Line Agent].

From: [Borrower].

                                               Date: [[diamond]                ]

Dear Sirs,

Re (pound)1,000,000,000 Multicurrency Revolving Credit Facility dated 12 May 1997 (the "Facility Agreement")

1. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish *[Revolving Advances/[Dollar Swing-Line Advances] to be made to us as follows:

      1.1   ** Currency:

      1.2   Requested Amount:

      1.3   Drawdown Date:

      1.4   **Term:

2.    We confirm that, at the date hereof:

      2.1 the representations set out in clause 20.1(Continuing representations) of the Facility Agreement are true and correct in all material respects; and

      2.2 no Event of Default or Potential Event of Default has occurred which is continuing and has not been waived in writing by the Facility Agent pursuant to clause 37 (Remedies and Waivers).

3.    The Advances should be credited to [insert account details].


--------------------------------------------------------------------------------

4. Terms used in this Drawdown Request and not otherwise defined shall bear the same meaning as in the Facility Agreement.

5. This Drawdown Request is governed by and shall be construed in accordance with English law.

Yours faithfully

[Borrower]
Authorised Signatory

*Delete as relevant
**In the case of a Dollar Swing-Line Advance, it shall only be denominated in Dollars and for a Term not exceeding seven days.


--------------------------------------------------------------------------------

                                   SCHEDULE 4

                          Form of Novation Certificate

To:   Lloyds Bank Plc Capital Markets (the "Facility Agent")

From: [The Existing Bank] (the "Existing Bank") and
      [The New Bank] (the "New Bank")

                                               Date: [[diamond]                ]

Dear Sirs

Re: (pound)1,000,000,000 Multicurrency Revolving Credit Facility dated 12 May 1997 (the "Facility Agreement")

1. Terms defined in the Facility Agreement and not otherwise defined shall bear the same meaning in this Novation Certificate.

2. The Existing Bank and the New Bank have agreed to novate such of the Existing Bank's rights and obligations as are set out in the Schedule to this Novation Certificate in accordance with clause 31 (Transfers).

3. The date upon which the novation recorded in this Novation Certificate is to be effective shall be [o ].

4.    The Facility Office(s) of the New Bank is (are) as follows:

[Insert details].

5. The New Bank has received a copy of the Facility Agreement and such other information as it requires in relation to the Facility Agreement and the transactions contemplated in the Facility Agreement.

6. The New Bank has not, and will not, rely on the Existing Bank or any other Party, nor do any of the Parties make any representation:

      6.1 as to the legality, validity, effectiveness, adequacy, accuracy or completeness of any information the New Bank has obtained in connection with or the transactions contemplated in the Facility Agreement; or


--------------------------------------------------------------------------------

      6.2 in relation to the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

7. By accepting this Novation Certificate, the New Bank undertakes with each of the other Parties to the Facility Agreement that it will perform in accordance with its terms all of the obligations which it assumes as a result of this Novation Certificate.

8. Nothing contained in or arising out of this Novation Certificate shall oblige the Existing Bank to:

      8.1 accept a re-novation from the New Bank of all or any portion of the rights and obligations which are novated by this Novation Certificate; or

      8.2 support any losses directly or indirectly suffered by the New Bank for any reason whatsoever, including non-performance of the Borrower or any other Party to the Facility Agreement of the obligations expressed to be assumed by its under the Facility Agreement.

9. The New Bank acknowledges that it has fully considered the implications of clause 16 (Taxes) and the definition of "Qualifying Bank" as the same applies to it, having regard to the jurisdiction(s) in which the Obligors are incorporated, and the provisions of clause 31.2.3.

10. This Novation Certificate is governed by and shall be construed in accordance with English law.


--------------------------------------------------------------------------------

                                  THE SCHEDULE

1.    Total Revolving Commitment:

2.    Existing Bank's Revolving Commitment:

3.    Existing Bank's Available Revolving Commitment:

4.    Existing Bank's outstanding Revolving Advances:

--------------------------------------------------------------------------------
         Drawdown Date           Amount                  Borrower Repayment Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5.    [Total Dollar Swing-Line Commitment:

6.    Existing Dollar Swing-Line Bank's Dollar Swing-Line Commitment:

7.    Existing Dollar Swing-Line Bank's Available Dollar Swing-Line Commitment:

8.    Existing Dollar Swing-Line Bank's outstanding Dollar Swing-Line Advances:]

--------------------------------------------------------------------------------
         Drawdown Date           Amount                  Borrower Repayment Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

9. Percentage of Existing Bank's [Revolving Commitment/Dollar Swing-Line Commitment] [and/,][Available Revolving Commitment/Available Dollar Swing-Line Commitment] [and outstanding Revolving Advances/Dollar
      Swing-Line Advances being novated] is [[diamond]      per cent.]

[Name of Existing Bank]                 [Name of New Bank]

By:                                 By:
Date:                               Date:

Lloyds Bank Plc Capital Markets

By:
Date:


--------------------------------------------------------------------------------

                                   SCHEDULE 5

                                    Timetable

"DD" = Drawdown Date
"DD - X" = X Business Days prior to Drawdown Date
"Bs" = Banks
"A" = Facility Agent
"DSA" = Dollar Swing-Line Agent
"( )" = clause Number

--------------------------------------------------------------------------------
                              Sterling        Alternative     Dollar Swing
                              Advances        Currency        Line Advances
                              (London time)   Advances        (New York time)
                                              (other than
                                              Dollar
                                              Swing-Line
                                              Advances)
                                              (London time)
--------------------------------------------------------------------------------
1.  Delivery of Drawdown      DD 9.15am       DD - 3 noon     DD 10.30am
    Request to A (6.1(a))
--------------------------------------------------------------------------------
2.  A to notify Bs of         DD 10am         DD - 3 3pm      DD 12 noon
    allocation (6.5(a))
--------------------------------------------------------------------------------
3.  LIBOR fixing              DD 11am         DD - 2 11am
--------------------------------------------------------------------------------
4.  B to notify A that                        DD - 2 12 noon
    unable to fund
    Alternative Currency
    Advance (7.1)
--------------------------------------------------------------------------------
5.  A to notify relevant                      DD - 2 3pm
    Borrower that B is
    unable to fund
    Alternative Currency
    Advance (7.2)
--------------------------------------------------------------------------------
6.  Advance made to           DD              DD              DD 2.30pm
    specified
    account/Transfer of
    funds and advice to
    Dollar Swing-Line Agent
    of Federal Reserve Bank
    with number
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   SCHEDULE 6

                      Mandatory Liquid Asset Costs Formula

9. The Mandatory Liquid Asset Costs for each Advance or Overdue Amount denominated in Sterling shall be calculated in accordance with the following formulae:

      Mandatory Liquid=AB+C(B-D) + E (B-F)% per annum
      Asset Rate 100 - (A+E)

      Where, on the day the formula is applied:

      A is the percentage of Facility Agent's eligible liabilities which it is required by the Bank of England, to hold on a non-interest bearing deposit account.

      B is the rate at which the Facility Agent offers to leading banks Sterling deposits in the London interbank market at or about 11.00 a.m. on that date for the relevant Term or Default Interest Period.

      C is the percentage of eligible liabilities which the Facility Agent is required by the Bank of England to maintain with financial institutions (recognised for this purpose by the Bank of England).

      D is the average of the rates at which financial institutions (recognised for this purpose by the Bank of England) are bidding for Sterling deposits at or about 11.00 a.m. on that date for the relevant Term or Default Interest Period.

      E is the percentage of the Facility Agent's eligible liabilities which it is required by the Bank of England to place as a special deposit.

      F is the rate of interest, per annum, paid by the Bank of England on special deposits.


--------------------------------------------------------------------------------

1. In this Schedule 6 "eligible liabilities" and "special deposits" have the meanings given to them, at the date the formula is applied, by the Bank of England.

2. Each of A, B, C, D, E and F are to be included in the formula as figures and not as percentages. Therefore if A = 0.5% and B = 10%, AB = 5 and not 5%.

3. If more than one rate is provided in respect of the above formula, the applicable rate shall be the average of the rates so provided, rounded up to five decimal places.

4. If the Facility Agent determines that the application of the above formula is no longer appropriate as a result of a change occurring after the date of this Agreement, the Facility Agent shall notify the Borrower and the Banks of such fact and the manner in which the

5. Mandatory Liquid Asset Costs Rate shall be determined, and, if appropriate, shall substitute a new formula. Any determination made by the Facility Agent shall, in the absence of manifest error, be binding on all the Parties.


--------------------------------------------------------------------------------

                                   SCHEDULE 7

               Form of Subsidiary Borrower's Accession Memorandum

To:   Lloyds Bank Plc Capital Markets

From: [proposed Subsidiary Borrower] and United News & Media Plc on behalf of the Obligors

                                               Date: [[diamond]                ]

Dear Sirs,

Re (pound)1,000,000,000 Multicurrency Revolving Credit Agreement dated 12 May 1997 (the "Agreement")

1.    We hereby give you notice that we wish [proposed Borrower] of [address,
      facsimile] a company incorporated in [[diamond]             ] to become a
      Borrower pursuant to clause 26 (Accession and Cessation of Subsidiary Borrowers) of the Agreement.

2. As contemplated by the provisions of the Agreement we [proposed Borrower], shall accordingly become entitled to utilise the Facility available to the Subsidiary Borrower(s) under the Agreement in accordance with the terms and conditions thereof and undertake with each of the Finance Parties and each of the Obligors to be bound by the terms and conditions of the Agreement as if we were one of the existing Borrowers thereunder.

3.    We confirm that at the date hereof the representations set out in clause
      20.1 ( Continuing representations)), of the Agreement are, save as otherwise agreed by the Banks, true and that so far as we are aware no Default has occurred which has not been remedied or waived.

4. We enclose herewith in respect of [proposed Subsidiary Borrower] the documents and evidence listed in schedule 8 (Documents to accompany Subsidiary Borrower's Accession Memorandum).

5. Unless expressly provided for, or the context otherwise requires, terms and expressions used in the Agreement shall have the same meanings when used herein.


--------------------------------------------------------------------------------

6. This document shall be governed by, and construed in accordance with, English law.

7. [We irrevocably agree for the benefit of each of the Finance Parties that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this document and for the purposes of any suit, action or proceeding arising out of or in connection with this document we irrevocably submit to the jurisdiction of the courts of England and hereby appoint United News & Media Plc of Ludgate House, 245 Blackfriars Road, London SE1 9UY as our agent to receive service of process in respect of any such suit action or proceeding.]*

8. [We irrevocably waive any objection which we may have now or hereafter to the courts of England being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this document and any claim that such court is not a convenient or appropriate forum.]*

9. [The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Facility Agent and the Banks to take proceedings against us in whatsoever jurisdictions shall to it or them seem fit nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) and to the extent permitted by applicable law.]*

10.   [PLEASE NOTE - AS WE ARE INCORPORATED IN [[diamond]             ] AND NOT
      INCORPORATED IN ENGLAND AND WALES IT IS IMPORTANT THAT EACH BANK, WHEN DETERMINING WHETHER TO GIVE ITS APPROVAL TO OUR ACCESSION TO THE AGREEMENT, CONSIDERS THE IMPLICATIONS (IF ANY) THAT MAY ARISE AS A RESULT THEREOF, PAYING PARTICULAR REGARD TO CLAUSE 16 (TAXES), OUR OBLIGATIONS THEREUNDER AND THE DEFINITION OF "QUALIFYING BANK" AT CLAUSE 1.1 (DEFINITIONS)]

Yours faithfully,


 ...............................
for and on behalf of
[proposed Subsidiary Borrower]


--------------------------------------------------------------------------------

 ...............................
for and on behalf of
UNITED NEWS & MEDIA PLC
(on behalf of the Obligors)

*Delete if Acceding Subsidiary Borrower is incorporated in England and Wales

To:   [proposed Subsidiary Borrower] and United News & Media Plc

From: Lloyds Bank Plc Capital Markets

                                               Date: [[diamond]                ]

We acknowledge receipt of a Subsidiary Borrower's Accession Memorandum dated
[[diamond]            ] and agree to the terms thereof and confirm herewith that we have received from you each of the documents mentioned in Schedule 8 (Documents to accompany Subsidiary Borrower's Accession Memorandum) to the Agreement and that such documents are in form and substance satisfactory to us. Accordingly, the proposed Subsidiary Borrower has become a Subsidiary Borrower under the Agreement.


 ..............................
For and on behalf of
LLOYDS BANK PLC CAPITAL MARKETS
(on behalf of the Finance Parties)


--------------------------------------------------------------------------------

                                   SCHEDULE 8

        Documents to Accompany Subsidiary Borrower's Accession Memorandum

1.    The proposed Subsidiary Borrower shall deliver:

      1.1   A Certified Copy of its constitutive documents.

      1.2   A Certified Copy of its board resolution:

            1.2.1 approving the execution, delivery and performance by the proposed Borrower of a Subsidiary Borrower Accession Memorandum in the form set out in Schedule 7 (Form of Subsidiary Borrower's Accession Memorandum) and each of the Finance Documents to which it is expressed to be a party and other documents to be delivered pursuant thereto and the terms and conditions thereof and authorising a named person or persons to sign the Subsidiary Borrower's Accession Memorandum, the Finance Documents and such other documents and to give any notices on behalf of the proposed Subsidiary Borrower in connection with such Finance Documents, or to give such notices, to another person or persons; or

            1.2.2 appointing a committee of the directors of the proposed
                  Subsidiary Borrower with authority to give the approvals and authorisations referred to in (i) above on behalf of the board of directors of the proposed Subsidiary Borrower,

            and, in the case of (ii) above, a Certified Copy of a resolution of the committee of directors referred to in (ii) above giving the approvals and authorisations referred to in (i) above.

      1.3   A list of its Authorised Signatories.

      1.4 A certificate of an Authorised Signatory of the proposed Subsidiary Borrower confirming that neither the execution and delivery of the Subsidiary Borrower's Accession Memorandum and the Finance Documents to which the proposed Subsidiary Borrower is expressed to be a party nor the exercise of the proposed Subsidiary Borrower's rights, and the performance of the proposed Subsidiary Borrower's


--------------------------------------------------------------------------------
            obligations, under such Subsidiary Borrower's Accession Memorandum and Finance Documents would result in any breach of the proposed Subsidiary Borrower's constitutive documents if the proposed Borrower were to utilise the Facility in an aggregate amount of equal to the Total Commitments on the date hereof.

      1.5 An opinion of the proposed Subsidiary Borrower's English counsel addressed to the Facility Agent and acceptable to the Banks.

2. In relation to any proposed Borrower not incorporated in any part of the United Kingdom:

      2.1 evidence that United News & Media Plc has agreed to act as the proposed Subsidiary Borrower's service of process agent; and

      2.2 an opinion of the proposed Subsidiary Borrower's local counsel addressed to the Facility Agent and acceptable to the Banks.


--------------------------------------------------------------------------------

                                   SCHEDULE 9

                 Form of Subsidiary Borrower's Cessation Notice

To:   Lloyds Bank Plc Capital Markets

                                                                          Dated:

Dear Sirs

(pound)1,000,000,000 MULTI-CURRENCY REVOLVING CREDIT FACILITY - UNITED NEWS & MEDIA PLC AND OTHERS

1. We confirm that, [name of retiring Subsidiary Borrower] is under no obligation (whether actual or contingent) to make any payment under the Facility Agreement, and that no Default has occurred under the Agreement which (in either case) has not been remedied.

2. Accordingly, pursuant to clause 26.3 (Cessation of Subsidiary Borrower) of the Facility Agreement and with effect from your receipt of this notice, [name of retiring Subsidiary Borrower] shall cease to be a Subsidiary Borrower under the Agreement.

Yours faithfully


 ..............................
for and on behalf of
UNITED NEWS & MEDIA PLC


--------------------------------------------------------------------------------

                                   SCHEDULE 10

                         Form of Compliance Certificate

From: United News & Media PLC

To:   Lloyds Bank PLC Capital Markets

                                                Date:[[diamond]                ]

Dear Sirs,

Re: (pound)1,000,000,000 Multicurrency Revolving Credit Agreement dated 12 May 1997 (the "Facility Agreement")

1. We are writing to you in your capacity as Facility Agent under the Facility Agreement.

2. We refer to (a) the [relevant financial statements delivered pursuant to clause 21.1.1/21.1.2] and 21.1.2 clause 20.321 (Financial Condition of the Group) of the Facility Agreement and confirm that in respect of the
      [relevant period ended [[diamond]            ]], Consolidated Profit
      Before Interest and Tax was [[diamond]            ] and Consolidated Net
      Finance Charges were [[diamond]            ].

3. We therefore confirm that the [financial condition] referred to in clause 22 (Financial Condition of the Group) was satisfied as at
      [[diamond]            ].

4.    *[4. The Adjusted Share Capital and Reserves is: [[diamond]            ].

5.    This Compliance Certificate relates to the period ended,
      [[diamond]            ] and is given on the basis of the accounting
      information contained in the above referred to financial statements.

6. Terms used in this Compliance Certificate and not otherwise defined shall bear the same meaning as in the Facility Agreement.

7. This Compliance Certificate is governed by and shall be construed in accordance with English law.

Yours faithfully


--------------------------------------------------------------------------------

Signed:[Director]
UNITED NEWS & MEDIA PLC

*Only required when the Compliance Certificate relates to the Original Borrower's annual audited financial statement.


--------------------------------------------------------------------------------

EXECUTION PAGES

The Borrower

UNITED NEWS & MEDIA PLC

By: C.R. Stern

The Subsidiary Borrowers

MAI PLC

By: C.R. Stern

UNITED FINANCE LIMITED

By: C.R. Stern

The Arrangers

CHASE INVESTMENT BANK LIMITED

By: R.J. Smith   E. Brown

LLOYDS BANK PLC Capital Markets

By: R.R. Seggins

The Facility Agent

LLOYDS BANK PLC Capital Markets

By: T.P. Burgess

The Dollar Swing-Line Agent

LLOYDS BANK PLC Capital Markets

By: T.P. Burgess


--------------------------------------------------------------------------------

The Revolving Banks

THE CHASE MANHATTAN BANK

By: R.J. Smith

LLOYDS BANK PLC

By: D.K. Burke

THE BANK OF NOVA SCOTIA

By: S.K. Marshall

THE BANK OF TOKYO-MITSUBISHI, LTD

By: M.J. Trigg

BANQUE NATIONALE DE PARIS LONDON BRANCH

By: D.J. Ward

THE DAI-ICHI KANGYO BANK, LIMITED

By: T.C. Bailey

DEN DANSKE BANK AKKTIESELSKAB

By: B.P. Newley   S.E.L. Williams

DRESDNER BANK AG LONDON BRANCH

By: R.M. Curry

THE FUJI BANK, LIMITED

By: R. Pettitt

MIDLAND BANK PLC

By: D.A.J. Berner


--------------------------------------------------------------------------------

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By: F. Elder

NATIONAL WESTMINSTER BANK PLC

By: T.J. Swift

SOCIETE GENERALE FINANCE (IRELAND) LIMITED

By: R.W. Wanless

WESTDEUTSCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By: R. Henderson

BANQUE PARIBAS

By: A.J. Simons

C.I.B.C. WOOD GUNDY IRELAND LTD.

By: J. Barry

THE SUMITOMO BANK, LIMITED

By: N.A. Jones

ABN AMRO BANK N.V.

By: S. Gordon

BANCA NAZIONALE DEL LAVORO S.P.A., LONDON BRANCH

By: C. Hall P. Mitchell

BANK OF MONTREAL

By: D. Jenkin

BANKERS TRUST COMPANY


--------------------------------------------------------------------------------

By: C. Griffiths

BAYERISCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By: A.G. Sutherland C. Fletcher

KREDIETBANK N.V., LONDON BRANCH

By: L. Taylor

THE NIKKO BANK (UK) PLC

By: M. Pegrum

THE SAKURA BANK, LIMITED

By: A. Fisher

THE TORONTO-DOMINION BANK

By: J. Evans

UNION BANK OF SWITZERLAND

By: K. Tribley

WESTPAC BANKING CORPORATION

By: S. De Souza

The Dollar Swing-Line Banks

THE CHASE MANHATTAN BANK

By: R.J. Smith

LLOYDS BANK PLC

By: D.K. Burke

MORGAN GUARANTY TRUST COMPANY OF NEW YORK


--------------------------------------------------------------------------------

By: F. Elder

MIDLAND BANK PLC

By: D.A.J. Berner

NATWEST BANK PLC NEW YORK BRANCH

By: T.J. Swift

THE TORONTO-DOMINION BANK, HOUSTON BRANCH

By: J. Evans


--------------------------------------------------------------------------------
                                                                             116